U.S. $75,000,000

          SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                 dated as of February 22, 2000,

                              among

                       BAIRNCO CORPORATION

                               and

                  certain of its Subsidiaries,
                        as the Borrowers,

                     its U.S. Subsidiaries,
                         as Guarantors,

            CERTAIN COMMERCIAL LENDING INSTITUTIONS,
                         as the Lenders,

                     BANK OF AMERICA, N.A.,
                  as the Agent for the Lenders

                               and

                         SUNTRUST BANK,
                      as Syndication Agent.







                 BANC OF AMERICA SECURITIES LLC
           as Sole Lead Arranger and Sole Book Manager
ARTICLE 1 DEFINITIONS AND ACCOUNTING TERMS                     2
     SECTION 1.1  Defined Terms.                               2
     SECTION 1.2  Use of Defined Terms.                       24
     SECTION 1.3  Cross-References.                           24
     SECTION 1.4  Accounting and Financial Determinations.    25
     SECTION 1.5  Materiality.                                25

ARTICLE 2 COMMITMENTS, BORROWING PROCEDURES AND NOTES         25
     SECTION 2.1  Commitments.                                25
          2.1.1  Bairnco Loan Commitment.                     25
          2.1.2  Arlon Loan Commitment                        25
          2.1.3  Kasco Dollar Loan Commitment.                25
          2.1.4  Foreign Dollar Loan Commitment.              26
          2.1.5  English Sub Loan Commitment.                 26
          2.1.6  French Sub Loan Commitment.                  26
          2.1.7  German Sub Loan Commitment.                  26
          2.1.8  Term Loan Commitment.                        26
          2.1.9  Limits on Dollar Loans.                      27
          2.1.10 Limit on Foreign Loans.                      27
          2.1.11 Limit on Revolving Loans.                    27
          2.1.12 Redenomination in Euro.                      28
     SECTION 2.2  Reduction of Commitment Amounts.            28
          2.2.1  Optional.                                    28
          2.2.2  [Intentionally Omitted].                     28
          2.2.3  Mandatory.                                   28
          2.2.4  Transfer of Commitment Amounts.              28
     SECTION 2.3  Borrowing Procedure.                        29
     SECTION 2.4  Continuation and Conversion Elections.      30
     SECTION 2.5  Funding.                                    31
     SECTION 2.6  Notes.                                      32
     SECTION 2.7  Bairnco LC Commitment.                      32
     SECTION 2.8  Letter of Credit Procedures.                33
     SECTION 2.9  Certain Provisions Relating to the Letters
          of Credit.                                          33
          2.9.1  Letters of Credit Participations; Drawings
                 and Reimbursements.                          33
          2.9.2  Repayment of Participations.                 35
          2.9.3  Uniform Customs and Practice.                35
          2.9.4  Cash Collateral.                             35
          2.9.5  Letter of Credit Notes.                      35

ARTICLE 3 REPAYMENTS, PREPAYMENTS, INTEREST AND FEES          36
     SECTION 3.1  Repayments and Prepayments.                 36
          3.1.1  Optional Prepayments.                        36
          3.1.2  Scheduled Payments of Term Loans.            36
          3.1.3  Mandatory Prepayments and Mandatory
                 Reductions of Commitments                    37
          3.1.4  Application of Prepayments and Reductions
               of Commitments.                                38
     SECTION 3.2  Interest Provisions.                        39
          3.2.1  Dollar Loan Interest Rates.                  39
          3.2.2  Foreign Loan Interest Rates.                 40
          3.2.3  Post-Maturity Rates.                         40
          3.2.4  Payment Dates.                               40
     SECTION 3.3  Fees.                                       41
          3.3.1  Commitment Fee.                              41
          3.3.2  Letter of Credit Fees.                       42
          3.3.3  Agent's Fee.                                 43

ARTICLE 4 CERTAIN EUROCURRENCY RATE AND OTHER PROVISIONS      43
     SECTION 4.1  Eurocurrency Rate Lending Unlawful.         43
     SECTION 4.2  Deposits Unavailable.                       43
     SECTION 4.3  Increased Eurocurrency Rate Loan Costs,etc. 44
     SECTION 4.4  Funding Losses.                             44
     SECTION 4.5  Increased Capital Costs.                    44
     SECTION 4.6  Taxes.                                      45
     SECTION 4.7  Payments, Computations, etc.                46
     SECTION 4.8  Sharing of Payments.                        46
     SECTION 4.9  Setoff.                                     47
     SECTION 4.10 Use of Proceeds.                            47

ARTICLE 5 CONDITIONS TO BORROWING                             47
     SECTION 5.1  Initial Borrowing and Reallocation of
          Percentages.                                        47
          5.1.1  Resolutions, etc.                            48
          5.1.2  Delivery of Other Loan Documents.            48
          5.1.3  Opinion of Counsel.                          49
          5.1.4  Closing Fees, Expenses, etc.                 49
          5.1.5  Year 2000 Readiness.                         49
     SECTION 5.2  All Borrowings.                             49
          5.2.1  Compliance with Warranties, No Default, etc. 49
          5.2.2  Borrowing Request.                           50
          5.2.3  Satisfactory Legal Form.                     50

ARTICLE 6 REPRESENTATIONS AND WARRANTIES                      50
     SECTION 6.1  Organization, etc.                          50
     SECTION 6.2  Due Authorization, Non-Contravention, etc.  51
     SECTION 6.3  Government Approval, Regulation, etc.       51
     SECTION 6.4  Validity, etc.                              51
     SECTION 6.5  Financial Information.                      51
     SECTION 6.6  No Material Adverse Change.                 52
     SECTION 6.7  Litigation, Labor Controversies, etc.       52
     SECTION 6.8  Subsidiaries.                               52
     SECTION 6.9  Ownership of Properties.                    52
     SECTION 6.10 Taxes.                                      52
     SECTION 6.11 Pension and Welfare Plans.                  52
     SECTION 6.12 Environmental Warranties.                   53
     SECTION 6.13 Regulations U and X.                        54
     SECTION 6.14 Accuracy of Information.                    54
     SECTION 6.15 No Lender Liability Claims.                 55
     SECTION 6.16 Reaffirmation of Representations, etc.      55
     SECTION 6.17 Year 2000 Problems.                         55

ARTICLE 7 COVENANTS                                           55
     SECTION 7.1  Affirmative Covenants.                      55
          7.1.1  Financial Information, Reports, Notices,etc. 55
          7.1.2  Compliance with Laws, etc.                   57
          7.1.3  Maintenance of Properties.                   57
          7.1.4  Insurance.                                   57
          7.1.5  Books and Records.                           58
          7.1.6  Environmental Matters.                       58
          7.1.7  Year 2000 Compliance.                        58
     SECTION 7.2  Negative Covenants.                         59
          7.2.1  Indebtedness.                                59
          7.2.2  Liens.                                       60
          7.2.3  Financial Condition.                         61
          7.2.4  Investments.                                 62
          7.2.5  [INTENTIONALLY OMITTED]                      63
          7.2.6  Rental Obligations.                          63
          7.2.7  Take or Pay Contracts.                       63
          7.2.8  Consolidation, Merger, etc.                  63
          7.2.9  Asset Dispositions, etc.                     64
          7.2.10 Transactions with Affiliates.                65
          7.2.11 Negative Pledges, Restrictive Agreements,etc.65

ARTICLE 8 EVENTS OF DEFAULT                                   66
     SECTION 8.1  Listing of Events of Default.               66
          8.1.1  Non-Payment of Obligations.                  66
          8.1.2  Breach of Warranty.                          66
          8.1.3  Non-Performance of Certain Covenants and
               Obligations.                                   66
          8.1.4  Non-Performance of Other Covenants and
               Obligations.                                   66
          8.1.5  Default on Other Indebtedness.               66
          8.1.6  Judgments.                                   67
          8.1.7  Pension Plans.                               67
          8.1.8  Bankruptcy, Insolvency, etc.                 67
          8.1.9  Impairment of Security, etc.                 68
          8.1.10 Change of Control.                           68
     SECTION 8.2  Action if Bankruptcy.                       68
     SECTION 8.3  Action if Other Event of Default.           68

ARTICLE 9 THE AGENT                                           69
     SECTION 9.1  Actions.                                    69
     SECTION 9.2  Funding Reliance, etc.                      69
     SECTION 9.3  Exculpation.                                70
     SECTION 9.4  Successor.                                  70
     SECTION 9.5  Loans by Bank of America.                   70
     SECTION 9.6  Credit Decisions.                           70
     SECTION 9.7  Copies, etc.                                71
     SECTION 9.8  Letter of Credit Issuer.                    71
     SECTION 9.9  Syndication Agent.                          71

ARTICLE 10  MISCELLANEOUS PROVISIONS                          71
     SECTION 10.1 Waivers, Amendments, Collateral Releases,
          etc.                                                71
     SECTION 10.2 Notices.                                    72
     SECTION 10.3 Payment of Costs and Expenses.              73
     SECTION 10.4 Indemnification.                            73
     SECTION 10.5 Survival.                                   74
     SECTION 10.6 Severability.                               74
     SECTION 10.7 Headings.                                   75
     SECTION 10.8 Execution in Counterparts, Effectiveness
          etc.                                                75
     SECTION 10.9 Governing Law; Entire Agreement.            75
     SECTION 10.10 Successors and Assigns.                    75
     SECTION 10.11 Assignments; Participations.               75
          10.11.1 Assignments.                                75
          10.11.2 Participations.                             77
     SECTION 10.12 Other Transactions.                        77
     SECTION 10.13 Consent to Jurisdiction and Service
          of Process.                                         77
     SECTION 10.14 Waiver of Jury Trial.                      78
     SECTION 10.15 Reaffirmation and Modification of
          Original Loan Documents.                            79
     SECTION 10.16 Situs of Documents.                        79
     SECTION 10.17 Modifications with respect to the Euro.    79


                            SCHEDULES

     Schedule I     -    Disclosure Schedule
     Schedule II    -    Existing Intercompany Notes
     Schedule III   -    Existing Letters of Credit


                            EXHIBITS

     Exhibit  A     -    Form  of Dollar Note
     Exhibit  B     -    Form  of Foreign Note
     Exhibit  C     -    Form  of Letter of Credit Note
     Exhibit  D     -    Form  of Borrowing Request
     Exhibit  E     -    Form  of Continuation/Conversion Notice
     Exhibit  F     -    Form  of Opinion of Counsel to Obligors
     Exhibit  G     -    Form  of Compliance Certificate
     Exhibit  H     -    Form  of Assignment and Acceptance
     Exhibit  I     -    Form of Amended and Restated Guaranty
     Exhibit  J     -    Form of Amended and Restated Pledge Agreement
     Exhibit  K     -    Form of Amended and Restated Security Agreement

          SECOND AMENDED AND RESTATED CREDIT AGREEMENT


     THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement"), dated as of February 22, 2000, among BAIRNCO CORPORATION, a Delaware corporation and successor by merger to the corporation of the same name that was a New York corporation ("Bairnco"), ARLON, INC. , a Delaware corporation and wholly-owned subsidiary of Bairnco ("Arlon"), KASCO CORPORATION, a Delaware corporation and wholly-owned subsidiary of Bairnco ("Kasco"), ATLANTIC SERVICE CO. (U.K.) LTD., an English company and subsidiary of Kasco ("English Sub"), BERTRAM & GRAF GmbH, a Gesellschaft mit beschrankter Haftung organized under the laws of the Federal Republic of Germany and subsidiary of Kasco ("German Sub") and EUROKASCO S.A., a societe anonyme organized under the laws of France and subsidiary of Kasco ("French Sub" and together with Bairnco, Arlon, Kasco, the English Sub and German Sub, individually, a "Borrower", and collectively, the "Borrowers") BANK OF AMERICA, N.A. (the successor by merger to Bank of America Illinois, formerly known as Continental Bank N.A.), both individually (in such capacity, "Bank of America") and as agent (in such capacity, the "Agent") for the Lenders (as hereinafter defined), SUNTRUST BANK, both individually (in such capacity, "SunTrust") and as syndication agent (in such capacity, the "Syndication Agent") and the various other financial institutions as are or may become parties hereto, including, as of the date hereof, FIRST UNION NATIONAL BANK, N.A., and ALLFIRST BANK (Bank of America and SunTrust, together with such other financial institutions, collectively, the "Lenders")


                      W I T N E S S E T H:

     WHEREAS,  capitalized terms used in this Agreement  and  not otherwise defined shall have the meanings specified in Section  1 hereof; and

     WHEREAS, the Borrowers and Continental Bank, N.A., a predecessor by merger of Bank of America, entered into the Original Agreement and the Original Loan Documents as of September 27, 1990 for the purpose of establishing financial facilities for the Borrowers in the aggregate amount of $70,000,000, and the Original Agreement was amended and restated as of December 17, 1992 (the "1992 Agreement");

     WHEREAS, the parties hereto have agreed to amend and restate the 1992 Agreement, as amended and in effect on the date hereof, to (i) provide for a five-year term loan facility for Arlon, and
(ii) make certain other changes as more fully set forth herein, which amendment and restatement shall become effective upon the satisfaction of the conditions precedent set forth in
Section 5.1;

     WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Original Agreement or be deemed to evidence or constitute repayment of all or any portion of such obligations and liabilities and that this Agreement amend and restate in its entirety the Original Agreement and re-evidence the Obligations of the Borrowers outstanding thereunder; and

     WHEREAS, it is the intent of Loan Parties to confirm that all Obligations of Loan Parties under the other Loan Documents shall continue in full force and effect and that, from and after the Effective Date, all references to the "Credit Agreement" contained therein shall be deemed to refer to this Agreement:

     WHEREAS, in order to evidence the agreement of the parties, the parties desire to execute and deliver this Agreement, which shall supersede in all respects the 1992 Agreement and all prior amendments thereto and shall amend in the manner provided for herein (but otherwise shall leave in full force and effect) the Original Loan Documents.

     NOW, THEREFORE, the parties hereto agree as follows:

                            ARTICLE 1
                DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1 Defined Terms. The following terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

          "Affiliate" of any Person shall mean any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

     (a)to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

     (b)to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Agent pursuant to Section 9.4.

          "Agreement" shall mean, on any date, this Amended and Restated Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

          "Alternate Reference Rate" shall mean, on any date and with respect to all Reference Rate Loans, a fluctuating rate of interest per annum equal to the higher of:

     (a)the rate of interest most recently announced by Bank of America at its Domestic Office as its reference rate for Dollar
Loans; or

     (b)the Federal Funds Rate most recently determined by the Agent plus 0.50%.

     The Alternate Reference Rate is not necessarily intended to be the lowest rate of interest determined by Bank of America in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans will take effect simultaneously with each change in the Alternate Reference Rate. The Agent will give notice promptly to the Borrowers and the Lenders of changes in the Alternate Reference Rate.

          "Applicable Eurocurrency Rate Margin" shall mean:

     (a)0.750% for each period (i) commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was less than or equal to 35%, and (ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c);

     (b)1.125% for each period (i) commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was greater than 35% but less than or equal to 45%, and
(ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c);

     (c)1.500% for each period (i) commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was greater than 45% but less than or equal to 55%, and
(ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c);

     (d)1.750% for each period (i) commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was greater than 55%, and (ii) ending on the earlier of
(A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c); and

     (e)if Bairnco fails to deliver the Compliance Certificate for any Fiscal Quarter by the fifth day after the date when such delivery is required under Section 7.1.1(c), the Applicable Eurocurrency Rate Margin from the date such Compliance
Certificate was due to but excluding the fifth day after the date such Compliance Certificate is received shall be 1.750% and, thereafter, the pricing level determined in accordance with the Debt-to-Capital Ratio set forth in such Compliance Certificate;

     provided, that, notwithstanding the foregoing, the Applicable Eurocurrency Rate Margin shall be 1.500% for the period commencing on the Effective Date and ending on the earlier of (A) the date that is 180 days thereafter, (B) the date that is 60 days thereafter, if the Borrowers have neither consummated the Signtech Acquisition nor entered into a definitive agreement with respect thereto by such date, or (C) the date on which Bairnco determines and notifies the Agent in writing that the Signtech Acquisition will not be consummated; provided, further that if the Signtech Acquisition is consummated within 180 days of the Effective Date notwithstanding the occurrence of the events described in (B) or (C), then the Applicable Eurocurrency Rate shall be 1.500% until the date that is 180 days after the Effective Date and the Borrowers shall immediately pay the Lenders any additional interest they would have been required to pay but for the occurrence of such events.

          "Applicable Reference Rate Margin" shall mean:

     (a)0.000% for each period (i) commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was less than or equal to 35%, and (ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c);

     (b)0.250% for each period (i) commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was greater than 35% but less than or equal to 45%, and
(ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c);

     (c)0.625% for each period (i) commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was greater than 45% but less than or equal to 55%, and
(ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c);

     (d)0.875% for each period (i) commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was greater than 55%, and (ii) ending on the earlier of
(A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c); and

     (e)if Bairnco fails to deliver the Compliance Certificate for any Fiscal Quarter by the fifth day after the date when such delivery is required under Section 7.1.1(c), the Applicable Reference Rate Margin from the date such Compliance Certificate was due to but excluding the fifth day after the date such Compliance Certificate is received shall be 0.875% and, thereafter, the pricing level determined in accordance with the Debt-to-Capital Ratio set forth in such Compliance Certificate;

     provided, that, notwithstanding the foregoing, the Applicable Reference Rate Margin shall be 0.625% for the period commencing on the Effective Date and ending on the earlier of (A) the date that is 180 days thereafter, (B) the date that is 60 days thereafter, if the Borrowers have neither consummated the Signtech Acquisition nor entered into a definitive agreement with respect thereto by such date, or (C) the date on which Bairnco determines and notifies the Agent in writing that the Signtech Acquisition will not be consummated; provided, further that if the Signtech Acquisition is consummated within 180 days of the Effective Date notwithstanding the occurrence of the events described in (B) or (C), then the Applicable Reference Rate shall be 0.625% until the date that is 180 days after the Effective Date and the Borrowers shall immediately pay the Lenders any additional interest they would have been required to pay but for the occurrence of such events.


          "Arlon" is defined in the preamble.

          "Arlon Loan Commitment Amount" shall mean, on any date, $20,000,000, as such amount may be reduced or increased from time to time pursuant to Section 2.2.

          "Arlon Loan Commitment" shall mean, relative to any Lender, such Lender's obligation to make Revolving Loans to Arlon pursuant to Section 2.1.2.

          "Arlon Loans" is defined in Section 2.1.2.

          "Arlon Note" shall mean a promissory note of Arlon payable to any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of such Borrower to such Lender resulting from outstanding Revolving Loans, and also shall mean all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

          "Authorized  Officer"  shall mean,  relative  to  any
     obligor,   those  of  its  officers  whose  signatures   and
     incumbency shall have been certified to the Agent and the Lenders pursuant to Section 5.1.1.

          "Bank of America" is defined in the preamble.

          "Bairnco" is defined in the preamble.

          "Bairnco LC Commitment" shall mean, relative to any Lender, such Lender's obligation to issue or participate in Letters of Credit for the account of Bairnco pursuant to
     Section 2.7.

          "Bairnco LC Commitment Amount" shall mean, on any date, $9,000,000, as such amount may be increased or reduced from time to time pursuant to Section 2.2.

          "Bairnco Loan Commitment" shall mean, relative to any Lender, such Lender's obligation to make Loans to Bairnco pursuant to Section 2.1.1.

          "Bairnco  Loan Commitment Amount" shall  mean,  on  any
     date,  $11,000,000, exclusive of Foreign  Dollar  Loans,  as
     such  amount  may  be  reduced  or  increased  pursuant   to
     Section 2.2.

          "Bairnco Loans" is defined in Section 2.1.1.

          "Bairnco Note" shall mean a promissory note of Bairnco payable to any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of such Borrower to such Lender resulting from outstanding Bairnco Loans, and also shall mean all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

          "Borrower" and "Borrowers" are defined in the preamble.

          "Borrowing" shall mean the Loans of the same type to the same Borrower and, in the case of Interbank Rate Loans, having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.

          "Borrowing Request" shall mean either (a) a loan request and certificate duly executed by an Authorized Officer of the requesting Borrower substantially in the form of Exhibit D hereto, or (b) an oral or telephonic request made by an Authorized Officer of the requesting Borrower, including substantially the information included in Exhibit D hereto, and promptly thereafter (within 30 minutes by facsimile transmission) confirmed in writing by submission of a loan request and certificate duly executed by an Authorized Officer of the requesting Borrower substantially in the form of Exhibit D hereto, upon which, in the case of either (a) or (b) above, the Agent and the Lenders shall be entitled to rely.

          "Business Day" shall mean

     (a)any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York;

     (b)relative to the making, continuing, prepaying or repaying of any Eurocurrency Rate Loans, any day on which dealings in Dollars are carried on in the applicable interbank market; and

     (c)with respect to the Euro, any such day which is:

          (i)for payments or purchases of the Euro, a TARGET Business Day;

          and

          (ii)for all purposes, including without limitation the giving and receiving of notices hereunder, a TARGET Business Day on which banks are generally open for business in London, Frankfurt and in any other principal financial center as the Agent may from time to time determine for this purpose.

          "Capitalized Lease Liabilities" shall mean all monetary obligations of the Borrowers or any of their Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Cash Equivalent Investment" shall mean, at any time:

     (a)any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States
Government;

     (b)commercial paper, maturing not more than three months from the date of issue, which is issued by

          (i)a corporation (other than an Affiliate of any Obligor) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-1 by Standard & Poor's Rating Services or P-1 by Moody's Investors Service, Inc.,

          or

          (ii)any Lender (or its holding company);

     (c)any certificate of deposit or bankers acceptance, maturing not more than three months after such time, which is issued by either

          (i)a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

          (ii)any Lender (at any domestic or offshore location);

          or

     (d)any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in clause (c)(i)) which

          (i)is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through
(c); and

          (ii)has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder.

          "CERCLA"  shall  mean  the Comprehensive  Environmental
     Response,  Compensation  and  Liability  Act  of  1980,   as
     amended.

          "CERCLIS"  shall  mean the Comprehensive  Environmental
     Response Compensation Liability Information System List.

          "Change of Control" shall mean (i) that any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than the current and former directors and employees of Bairnco), (a) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 30% of the outstanding common stock of Bairnco, or (b) shall obtain the power (whether or not exercised) to elect a majority of Bairnco's directors;
     (ii) the board of directors of Bairnco shall cease to consist of a majority of Continuing Directors; or (iii) any "change of control" or similar term as defined in any agreement governing any other Indebtedness of the Borrowers and their Subsidiaries.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

          "Commitment" shall mean, as the context may require, a Lender's Bairnco Loan Commitment, Bairnco LC Commitment,
     Arlon Loan Commitment, Kasco Dollar Loan Commitment, Foreign
     Loan Commitment or Term Loan Commitment.

          "Commitment Amount" shall mean, as the context may require, either the Bairnco Loan Commitment Amount, Bairnco LC Commitment Amount, the Arlon Loan Commitment Amount, the Kasco Dollar Loan Commitment Amount, or the Foreign Loan Commitment Amount.

          "Commitment Termination Date" shall mean the earliest of:

     (a)February 22, 2005;

     (b)the date on which the Commitment Amounts are terminated in full or reduced to zero pursuant to Section 2.2; and

     (c)the date on which any Commitment Termination Event occurs.

     Upon the occurrence of any event described in clause (b)  or
     (c),  the  Commitment  shall  terminate  automatically   and
     without any further action.

          "Commitment Termination Event" shall mean

     (a)the occurrence of any Default described in clauses (a) through (d) of Section 8.1.8; or

     (b)the occurrence and continuance of any other Event of Default and either

          (i)declaration of the Loans to be due and payable pursuant to
Section 8.3, or

          (ii)the absence of such declaration, the giving of notice by the Agent, acting at the direction of the Required Lenders, to the Borrowers that the Commitments have been terminated.

          "Compliance   Certificate"  shall  have   the   meaning
     specified in Section 7.1.1(c) hereof.

          "Consolidated Funded Debt" shall mean the sum of the amounts indicated for the items "Short-Term Debt", "Current Maturities of Long-Term Debt" and "Long-Term Debt" in the Quarterly Report on Form 10Q for the first three quarterly periods or in the Annual Report on Form 10K of BAIRNCO and its Subsidiaries for the fourth quarterly period.

          "Contingent Liability" shall mean any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

          "Continuation/Conversion Notice" shall mean either (a) a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the related Borrower, substantially in the form of Exhibit E hereto, or (b) an oral or telephonic request made by an Authorized Officer of the requesting Borrower, including substantially the information included in Exhibit E hereto, and promptly thereafter (within 30 minutes by facsimile transmission)
     confirmed in writing by submission of a notice of continuation or conversion and certificate duly executed by an Authorized officer of the related Borrower substantially in the form of Exhibit E hereto, upon which, in the case of either (a) or (b) the Lenders shall be entitled to rely.

          "Continuing Directors" shall mean the directors of Bairnco on the Effective Date, and each other director whose nomination for election to the board of directors of Bairnco was recommended by at least two-thirds of the then Continuing Directors.

          "Controlled Group" shall mean all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrowers, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001

          "Cumulative Net Income" shall mean, at any date of calculation, an amount (not less than zero) equal to (x) the sum of the amounts of the net quarterly income and losses of Bairnco and its Subsidiaries on a consolidated basis for the period beginning after December 31, 1999 and ending on the last day of the Fiscal Quarter immediately preceding the Fiscal Quarter in which such date of calculation occurs.

          "Debt to Capital Ratio" is defined in Section 7.2.3(b).

          "Default" shall mean any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

          "Disclosure Schedule" shall mean the Disclosure Schedule attached hereto as Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrowers with the written consent of the Agent and the Required Lenders.

          "DM Loan" shall mean any Loan made in Deutsche Marks under the Foreign Loan Commitment.

          "DM Rate" shall mean, with respect to any DM Loan for any Interest Period. the rate per annum equal to the rate at which Deutsche Mark deposits in immediately available funds are offered to the applicable Eurocurrency Office of Bank of America three Business Days prior to the beginning of such Interest Period by major banks in the interbank eurocurrency market as at or about the relevant local time of such Eurocurrency Office for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal or comparable to the amount of such DM Loan from Bank of America for such Interest Period.

          "Dollar" and the sign "$" mean lawful money of the United States.

          "Dollar Amount" shall mean, at any time for any foreign currency amount, the amount of U.S. Dollars that Bank of America, in accordance with its normal banking procedures, could purchase at such time with such foreign currency amount.

          "Dollar Loan" shall mean, as the context may require, a Bairnco Loan, an Arlon Loan, a Kasco Dollar Loan, or a
     Foreign Dollar Loan.

          "Domestic Office" shall mean, relative to any Lender, the office of such Lender designated as such below its signature hereto or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto. A Lender may have separate Domestic Offices for purposes of making, maintaining or continuing, as the case may be, Reference Rate Loans.

          "Effective Date" shall mean the date this Agreement becomes effective pursuant to Section 10.8.

          "Eligible Assignee" is defined in Section 10.11.

          "EMU Legislation" means (a) the Treaty on European Union (the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 1, 1992 and came into force on November 1, 1993)), and (b) legislative measures of the European Council (including without limitation European Council regulations) for the introduction of, changeover to or operation of the Euro, in each case as amended or supplemented from time to time.

          "English Sub" is defined in the preamble.

          "English Sub Loans" is defined in Section 2.1.5.

          "English  Sub  Loan Commitment" is defined  in  Section
     2.1.5.

          "English  Sub  Note"  shall mean a promissory  note  of
     English  Sub  payable to Bank of America,  in  the  form  of
     Exhibit B hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of such Borrower to Bank of America resulting from outstanding Loans, and also shall mean all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

          "Environmental Laws" shall mean all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

          "Euro"  means  the  single  currency  of  Participating
     Member States.

          "Euro Loan" shall mean any Loan made in Euro under the Foreign Loan Commitment.

          "Euro Rate" shall mean, with respect to any Euro Loan for any Interest Period, the rate per annum equal to the rate at which Euro deposits in immediately available funds are offered to the applicable Eurocurrency Office of Bank of America three Business Days prior to the beginning of such Interest Period by major banks in the interbank eurocurrency market as at or about the relevant local time of such Eurocurrency Office for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal or comparable to the amount of such Euro Loan from Bank of America for such Interest Period.

          "Eurocurrency Office" shall mean, relative to Bank of America and any type of Eurocurrency Rate Loans, the office of Bank of America designated as such below its signature hereto or such other office of Bank of America as designated from time to time by notice from Bank of America to the Borrowers and the Agent, whether or not outside the United States, which shall be making or maintaining such type of Eurocurrency Rate Loans of Bank of America hereunder.

          "Eurocurrency Rate" shall mean, as the context may require, either the Interbank Rate, the Sterling Rate, the Euro Rate, the FF Rate, or the DM Rate.

          "Eurocurrency Rate Loan" shall mean a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a rate of interest determined by reference to a Eurocurrency Rate.

          "Euro Transition Cutoff Date" means December 31, 2001, or such other date as may be established by EMU Legislation.

          "Event of Default" is defined in Section 8.1.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor statute.

          "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to

          (a)the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

          (b)if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Bank of America from three federal funds brokers of recognized standing selected by it.

          "FF Loan" shall mean any Loan made in French Francs under the Foreign Loan Commitment.

          "FF Rate" shall mean, with respect to any FF Loan for any Interest Period, the rate per annum equal to the rate at which French Franc deposits in immediately available funds are offered to the applicable Eurocurrency Office of Bank of America three Business Days prior to the beginning of such Interest Period by major banks in the interbank eurocurrency market as at or about the relevant local time of such Eurocurrency Office for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal or comparable to the amount of such FF Loan from Bank of America for such Interest Period.

          "Fiscal  Quarter" shall mean any quarter  of  a  Fiscal
     Year.

          "Fiscal Year" shall mean any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "1999 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

          "Foreign Collateral Documents" shall mean the English share mortgage of Kasco, the Pledge Declaration of Kasco, the acknowledgement of French Sub and the German share pledge of Kasco, in each case in the form executed and delivered at the time of the execution and delivery of the Original Agreement, and as amended and in effect from time to time.

          "Foreign Dollar Loan" shall mean a borrowing by Bairnco from Bank of America in Dollars pursuant to the Foreign Loan
     Commitment for the purpose of financing the English Sub, the French Sub or the German Sub.

          "Foreign Dollar Loan Commitment" shall mean the Commitment of Bank of America, as part of the Foreign Loan Commitment, to make Foreign Dollar Loans to Bairnco for the purpose of financing the English Sub, the French Sub or the German Sub.

          "Foreign Dollar Note" shall mean a promissory note of Bairnco payable to Bank of America in the form of Exhibit B hereto (as such promissory note may be amended endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of such Borrower to such Lender resulting from outstanding Loans under the Foreign Dollar Loan Commitment, and shall also mean all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

          "Foreign Loan" shall mean, as the context may require, a Sterling Loan, a Euro Loan, an FF Loan, a DM Loan or a
     Foreign Dollar Loan.

          "Foreign Loan Commitment" shall mean the obligation of Bank of America to make Foreign Loans to Bairnco (only in respect of Foreign Dollar Loans), the English Sub, the
     French Sub or the German Sub.

          "Foreign Loan Commitment Amount" shall mean, on any date, $2,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

          "French Sub" is defined in the preamble.

          "French Sub Loans" is defined in Section 2.1.6.

          "French  Sub  Loan  Commitment" is defined  in  Section
     2.1.6.

          "French  Sub  Note"  shall mean a  promissory  note  of
     French Sub payable to Bank of America, in the form of Exhibit B hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of such Borrower to such Lender resulting from outstanding Loans, and also shall mean all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

          "F.R.S. Board" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

          "GAAP" is defined in Section 1.4.

          "German Sub" is defined in the preamble.

          "German Sub Loans" is defined in Section 2.1.7.

          "German  Sub  Loan  Commitment" is defined  in  Section
     2.1.7.

          "German  Sub  Note"  shall mean a  promissory  note  of
     German Sub payable to Bank of America, in the form of Exhibit B hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of such Borrower to such Lender resulting from outstanding Loans, and also shall mean all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

          "Guaranty" shall mean the Guaranty executed and delivered pursuant to Section 5.1.4 of the Original Agreement, as amended and restated as of the date hereof in substantially the form of Exhibit I hereto, and as it may be hereafter amended, supplemented, restated or otherwise modified from time to time.

          "Hazardous Material" shall mean

     (a)any "hazardous substance", as defined by CERCLA;

     (b)any  "hazardous waste", as defined by  the  Resource
Conservation and Recovery Act, as amended;

     (c)any petroleum product; or

     (d)any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders and any amendments thereof) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material.

          "Hedging Obligations" shall mean, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

          "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

          "Honor Date" is defined in Section 2.9.1(a).

          "Impermissible Qualification" shall mean, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification.

     (a)which is of a "going concern" or similar nature:

     (b)which relates to the limited scope of examination of matters relevant to such financial statement; or

     (c)which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under Section 7.2.3.

          "including" shall mean including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

          "Indebtedness"  of  any  Person  shall  mean,   without
     duplication:

          (a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (b)all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

          (c)all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

          (d)all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

          (e)net liabilities of such Person under all Hedging Obligations;

          (f)whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

          (g)all Contingent Liabilities of such Person in respect of any of the foregoing.

     For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

          "Indemnified Liabilities" is defined in Section 10.4.

          "Indemnified Parties" is defined in Section 10.4.

          "Interbank Rate" shall mean, relative to any Interest Period for Interbank Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to Bank of America's Interbank Offered Rate Office in the New York interbank market as at or about 11:00 a.m. New York time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of Bank of America's Interbank Rate Loan and for a period approximately equal to such Interest Period.

          "Interbank  Rate  Loan"  shall  mean  a  Loan   bearing
     interest, at all times during an Interest Period applicable to such Loan, at a rate of interest determined by reference to the Interbank Rate.

          "Interbank Offered Rate Office" shall mean, relative to any Lender, the office of such Lender designated as such below its signature hereto or such other office of a Lender as designated from time to time by notice from such Lender to the Borrowers and the Agent, whether or not outside the United States, which shall be making or maintaining Interbank Rate Loans of such Lender hereunder.

          "Intercompany  Note"  shall  mean  a  promissory   note
     evidencing Indebtedness owing by an Obligor or any Subsidiary of any Obligor to an Obligor or any Subsidiary of any Obligor, substantially in the form of Exhibit J to the Original Agreement, and the notes listed on Schedule II to this Agreement.

          "Interest Coverage Ratio" is defined in Section 7.2.3.

          "Interest Period" shall mean, relative to any Eurocurrency Rate Loan comprising part of the same Borrowing, the period beginning on (and including) the date on which such Eurocurrency Rate Loan is made or continued as, or converted into, a Eurocurrency Rate Loan pursuant to
     Section 2.3 or 2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month) , in either case as the related Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that

     (a)the Borrowers shall not be permitted to select Interest
Periods to be in effect at any one time which have expiration dates occurring on more than ten different dates;

     (b)Interest Periods commencing on the same date for Loans comprising part of the same borrowing shall be of the same duration;

     (c)if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day);

     (d)no Interest Period may end later than the date set forth in clause (a) of the definition of Commitment Termination Date; and

     (e)no Interest Period with respect to any Term Loan shall extend beyond a date on which Arlon is required to make a scheduled payment of principal thereon pursuant to Section 3.1.2 unless the sum of the aggregate principal amount of (a) Term Loans that are Reference Rate Loans plus (b) the aggregate principal amount of Term Loans that are Interbank Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Term Loans on such date.

          "Investment" shall mean, relative to any Person,

     (a)any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

     (b)any Contingent Liability of such Person; and

     (c)any ownership or similar interest held by such Person in any other Person.

     The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

          "Item" is defined in Section 2.9.1.

          "Kasco" is defined in the preamble.

          "Kasco Dollar Loan Commitment" shall mean, relative to any Lender such Lender's obligation to make Dollar Loans to Kasco pursuant to Section 2.1.3.

          "Kasco Dollar Loan Commitment Amount" shall mean, on any date, $13,000,000, as such amount may be reduced or increased from time to time pursuant to Section 2.2.

          "Kasco Dollar Note" shall mean a promissory note of Kasco payable to any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Dollar Loans, and also shall mean all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

          "Lenders" is defined in the preamble.

          "Letter of Credit" shall mean any standby letter of credit issued by Bank of America under the Bairnco LC Commitment and shall include, without limitation, the letters of credit outstanding on the Effective Date listed on Schedule LC hereto.

          "Letter   of  Credit  Loans"  is  defined  in   Section
     2.9.1(c).

          "Letter of Credit Notes" is defined in Section 2.9.5.

          "Lien" shall mean any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

          "Loan" shall mean any loan made to a Borrower under any Commitment.

          "Loan Documents" shall mean this Agreement, the Notes, the Guaranty, the Pledge Agreement, the Security Agreement, the Foreign Collateral Documents and each other agreement, document or instrument delivered in connection with the Original Agreement or this Agreement, all as from time to time amended or modified and in effect.

          "Maximum Revolving Loan Commitment Amount" shall mean, on any date, the maximum amount (specifically excluding, however, amounts borrowed or deemed borrowed in respect of any Letter of Credit or any disbursements, unreimbursed by Bairnco, made on Letters of Credit) that the Borrowers are entitled to borrow as Revolving Loans under this Agreement, with such amount initially to be $53,000,000, as such amount may be reduced from time to time in accordance with Section
     2.2 hereof.

          "NCU" means the national currency unit (other than the Euro) of a Participating Member State. From and after the Euro Transition Cutoff Date, all references to NCU shall mean instead the Euro.

          "Net Worth" shall mean with respect to Bairnco and its Subsidiaries at a particular date, an amount equal to the aggregate par value of the outstanding shares of all classes of stock of Bairnco plus paid-in capital in excess of the par value of any shares (excluding the amounts which relate to the cumulative translation adjustment beginning after December 31, 1996) of stock plus retained earnings, less all amounts carried on the books of Bairnco for treasury stock, plus, solely for purposes of Section 7.2.3, Subordinated Debt with no put options in favor of the holder of such Subordinated Debt, on the consolidated balance sheet of Bairnco.

          "New Sub" is defined in Section 7.2.4.

          "Note" shall mean, as the context may require, either a Bairnco Note, an Arlon Note, a Kasco Dollar Note, a Letter of Credit Note, a Foreign Dollar Note, an English Sub Note, a French Sub Note, a German Sub Note or a Term Note.

          "Obligations" shall mean (a) all obligations (monetary or otherwise) of the Borrowers and each other Obligor arising under or in connection with this Agreement, the Notes and each other Loan Document and all Hedging Obligations owed by any Obligor to any Lender, and (b) all Indebtedness owing to a Lender (not to exceed $8,000,000 in the aggregate) in respect of the Indebtedness cross-collateralized with the Loans as permitted by Subsection 7.2.1(i) hereof.

          "Obligor"  shall mean the Borrower or any other  Person
     (other than the Agent or any Lender) obligated under any Loan Document.

          "Organic Document" shall mean, relative to any Obligor, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

          "Original Agreement" shall mean the Credit Agreement dated as of September 27, 1990, by and among the Borrowers, the Lenders and the Agent.

          "Original Loan Documents" shall mean:

     (a)the Original Agreement, all amendments to the original
Agreement executed and delivered prior to the date hereof;

     (b)the Original Notes; and

     (c)the Guaranty, the Pledge Agreement, the Security Agreement, the Foreign Collateral Documents, and each other agreement, document or instrument delivered in connection with the Original
Agreement, without giving effect to any amendments thereto set forth in Section 10.15 of this Agreement.

          "Original Notes" shall mean each and every Bairnco Note, Arlon Note, Kasco Dollar Note, Letter of Credit Note, English Sub Note, French Sub Note or German Sub Note executed and delivered by the Borrowers, or any of them, prior to the date hereof.

          "Participant" is defined in Section 10.11.

          "Participating Member State" means each country which from time to time becomes a Participating Member State as described in EMU Legislation.

          "PBGC"   shall   mean  the  Pension  Benefit   Guaranty
     Corporation and any entity succeeding to any or all of its functions under ERISA.

          "Pension Plan" shall mean a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001 (a) (3) of ERISA), and to which any Borrower or any corporation, trade or business that is, along with any Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

          "Percentage" shall mean, relative to any Lender, the percentage set forth opposite its signature hereto, as such percentage may be adjusted from time to time pursuant to any Assignment and Acceptance executed by such Lender and any Eligible Assignee to whom such Lender may have assigned its interest or a portion thereof pursuant to Section 10.11.

          "Permitted Acquisition" means any acquisition of all or substantially all of the stock, assets or business of any Person by Bairnco or any of its Subsidiaries that is permitted pursuant to Section 7.2.8.

          "Person"  shall  mean any natural person,  corporation,
     partnership,    firm,   association,   trust,    government,
     governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

          "Plan" shall mean any Pension Plan or welfare Plan.

          "Pledge Agreement" shall mean the Pledge Agreement executed and delivered pursuant to Section 5.1.5 of the Original Agreement, as amended and restated as of the date hereof in substantially the form attached hereto as
     Exhibit J, as it may be further amended, supplemented, restated or otherwise modified from time to time.

          "Purchasing Lender" is defined in Section 5.1.

          "Quarterly Payment Date" shall mean the last day of each March, June, September, and December or, if any such day is not a Business Day, the next succeeding Business Day.

          "Reference  Rate Loan" shall mean (a)  a  Loan  bearing
     interest  at  a fluctuating rate determined by reference  to
     the   Alternate   Reference  Rate  or  (b)  a  Reimbursement
     Borrowing, as the context may require.

          "Reimbursement    Advance"    means    each    Lender's
     participation in any Reimbursement Borrowing in accordance with its Percentage.

          "Reimbursement Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made or converted into a borrowing of Letter of Credit Loans under
     Section 2.9.1(b)."

          "Release" shall mean a "release", as such term is defined in CERCLA.

          "Relevant Local Time", as to any Eurocurrency Office, shall mean 11:00 a.m., London time, when such Eurocurrency Office is located in Europe or the Middle East, or 10:00 A.M., New York time, when such Eurocurrency Office is located in North America or the Caribbean.

          "Required Lenders" shall mean, at any time, any Lenders holding at least 66-2/3% of the sum of (i) the Revolving Loan Commitments, or if the Revolving Loan Commitments have been terminated, the then aggregate outstanding principal amount of the Revolving Loans plus (ii) the then aggregate outstanding amount of the Term Loans.

          "Revolving Loans" shall mean Bairnco Loans, the Letter of Credit Loans, the Arlon Loans, the Kasco Loans and the
     Foreign Loans.

          "Revolving Loan Commitment" shall mean, as the context may require, a Lender's Bairnco Loan Commitment, Bairnco
     Letter  of  Credit Commitment, Arlon Loan Commitment,  Kasco
     Dollar Loan Commitment or Foreign Loan Commitment.

          "Security Agreement" shall mean the Security Agreement executed and delivered pursuant to Section 5.1.6 of the Original Agreement, as amended and restated as of the date hereof in substantially the form attached hereto as
     Exhibit K, as it may be further amended, supplemented, restated or otherwise modified from time to time.

          "Selling Lender" is defined in Section 5.1.

          "Significant Subsidiary" is defined in Section 8.1.8.

          "Signtech      Acquisition"     is      defined      in
     Section 7.2.8(b)(iv).

          "Stated Maturity Date" shall mean December 31, 2004.

          "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the reserve percentages expressed as a decimal established by the Board of Governors of the Federal Reserve System to which the Lender calculating its Statutory Reserves is subject for Eurocurrency Liabilities (as defined in Regulation D of such Board of Governors). Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such applicable reserve percentages. Loans at the Interbank Rate made hereunder shall be deemed to constitute Eurocurrency Liabilities. Such Eurocurrency Liabilities shall further be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may otherwise be available to any Lender from time to time under such Regulation.

          "Sterling  Loan"  shall mean any Loan  made  in  Pounds
     Sterling under the Foreign Loan Commitment.

          "Sterling Rate" shall mean, with respect to any Sterling Loan for any Interest Period, the rate per annum equal to the rate at which Pound Sterling deposits in immediately available funds are offered to the applicable Eurocurrency Office of Bank of America three Business Days prior to the beginning of such Interest Period by major banks in the interbank eurocurrency market as at or about the relevant local time of such Eurocurrency Office for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal or comparable to the amount of such Sterling Loan from Bank of America for such Interest Period.

          "Stockholders' Investment" shall mean the sum of the amounts indicated for the item "Stockholders' Investment" in the Quarterly Report on Form 10Q for the first three quarterly periods or in the Annual Report on Form 10K of BAIRNCO and its Subsidiaries for the fourth quarterly period.

          "Subordinated Debt" shall mean any Indebtedness of any Obligor or any Subsidiary of any Obligor for money borrowed which is subordinated to all Obligations upon terms satisfactory to the Agent and the Required Lenders, and approved in writing by the Agent and the Required Lenders, including without limitation with respect to payment terms, maturities, amortization schedules, covenants, defaults, remedies, interest rate and subordination provisions.

          "Subsidiary" shall mean, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

          "TARGET  Business Day" means a day when TARGET  (Trans-
     European   Automated  Real-time  Gross  settlement   Express
     Transfer System), or any successor thereto, is scheduled to be open for business.

          "Taxes" is defined in Section 4.6.

          "Term Loans" is defined in Section 2.1.8.

          "Term Loan Commitment" shall mean relative to any Lender, such Lender's obligation to make Term Loans to Arlon pursuant to Section 2.1.8.

          "Term Note" shall mean a promissory note of Arlon payable to any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of such Borrower to such Lender resulting from outstanding Term Loans, and also shall mean all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

          "type" shall mean, relative to any Loan, the portion thereof, if any, being maintained as a Reference Rate Loan, a Interbank Rate Loan, a DM Loan, a FF Loan, or a Sterling
     Loan.

          "Uniform Customs" is defined in Section 2.9.3.

          "United States" or "U.S." shall mean the United States of America, its fifty States and the District of Columbia.

          "Welfare Plan" shall mean a "welfare plan", as such term is defined in section 3(l) of ERISA.

SECTION 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meaning when used in the Disclosure Schedule and in each Note, Borrowing Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

SECTION   1.3 Cross-References.   Unless  otherwise   specified,
references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

SECTION  1.4 Accounting  and Financial  Determinations.   Unless
otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.3) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section 6.5.

SECTION 1.5 Materiality. It is understood and agreed that, in the event of any dispute over whether an event, amount, matter or item of any sort is material, the opinion of the Agent and the Required Lenders shall be conclusive and binding on the Obligors unless the Obligors show that such opinion is not reasonable.


                            ARTICLE 2
           COMMITMENTS, BORROWING PROCEDURES AND NOTES

SECTION  2.1 Commitments.   On the  terms  and  subject  to  the
conditions of this Agreement (including Article 5) , each Lender severally agrees to make Loans pursuant to the Commitments described in this Section 2.1.

     2.1.1 Bairnco Loan Commitment. From time to time on any Business Day occurring prior to the Commitment Termination Date, each Lender will make Loans in Dollars (relative to such Lender, its "Bairnco Loans") to Bairnco equal to such Lender's Percentage of the aggregate amount of the Borrowing of Bairnco Loans requested by Bairnco to be made on such day. The Commitment of each Lender described in this Section 2.1.1 is herein referred to as its "Bairnco Loan Commitment". On the terms and subject to the conditions hereof, Bairnco may from time to time borrow, prepay and reborrow Bairnco Loans.

     2.1.2 Arlon Loan Commitment. From time to time on any Business Day occurring prior to the Commitment Termination Date, each Lender will make Loans in Dollars (relative to such Lender, its "Arlon Loans") to Arlon equal to such Lender's Percentage of the aggregate amount of the Borrowing of Arlon Loans requested by Arlon to be made on such day. The Commitment of each Lender described in this Section 2.1.2 is herein referred to as its "Arlon Loan Commitment". On the terms and subject to the conditions hereof, Arlon may from time to time borrow, prepay and reborrow Arlon Loans.

     2.1.3 Kasco Dollar Loan Commitment. From time to time on any Business Day occurring prior to the Commitment Termination Date, each Lender will make Loans in dollars (relative to such Lender, its "Kasco Dollar Loans") to Kasco equal to such Lender's Percentage of the aggregate amount of the Borrowing of Kasco Dollar Loans requested by Kasco to be made on such day. The Commitment of each Lender described in this Section 2.1.3 is herein referred to as its "Kasco Dollar Loan Commitment". on the terms and subject to the conditions hereof, Kasco may from time to time borrow, prepay and reborrow Kasco Dollar Loans.

     2.1.4 Foreign Dollar Loan Commitment. From time to time on any Business Day occurring prior to the Commitment Termination Date, Bank of America will make Foreign Dollar Loans to Bairnco equal to the amount of the Borrowing of Foreign Dollar Loans as requested to be made to Bairnco on such day. Such Foreign Dollar Loans shall be made to Bairnco solely for the purpose of permitting Bairnco to provide financing to the English Sub, the French Sub, or the German Sub. The aggregate amount of the Foreign Dollar Loans and all other Foreign Loans shall at no time exceed the applicable Foreign Loan Commitment Amount. On the terms and subject to the conditions hereof, Bairnco may from time to time borrow, prepay and reborrow Foreign Dollar Loans.

     2.1.5 English Sub Loan Commitment. From time to time on any Business Day occurring prior to the Commitment Termination Date, Bank of America will make Loans in Pounds Sterling ("English Sub Loans") to English Sub equal to the amount of the Borrowing of English Sub Loans requested by such English Sub to be made on such day. The Commitment of Bank of America described in this
     Section 2.1.5 is herein referred to as its "English Sub Loan Commitment". On the terms and subject to the conditions hereof, the English Sub may from time to time borrow, prepay and reborrow English Sub Loans.

     2.1.6 French Sub Loan Commitment. From time to time on any Business Day occurring prior to the Commitment Termination Date, Bank of America will make Loans in French Francs or Euro ("French Sub Loans") to French Sub equal to the amount of the Borrowing of French Sub Loans requested by French Sub to be made on such day. The Commitment of Bank of America described in this Section 2.1.6 is herein referred to as its "French Sub Loan Commitment". On the terms and subject to the conditions hereof, French Sub may from time to time borrow, prepay and reborrow French Sub Loans.

     2.1.7 German Sub Loan Commitment. From time to time on any Business Day occurring prior to the Commitment Termination Date, Bank of America will make Loans in Deutsche Marks or Euro ("German Sub Loans") to German Sub equal to the amount of the Borrowing of German Sub Loans requested by German Sub to be made on such day. The Commitment of Bank of America described in this
     Section 2.1.7 is herein referred to as its "German Sub Loan Commitment". On the terms and subject to the conditions hereof, German Sub may from time to time borrow, prepay and reborrow German Sub Loans.

     2.1.8 Term Loan Commitment. On the Effective Date, each Lender will make a Loan in Dollars (relative to such Lender, its "Term Loans") to Arlon equal to such Lender's Percentage of the aggregate amount of the Borrowing of Term Loans requested by Arlon to be made on such day. The Commitment of each Lender described in this Section 2.1.8 is herein referred to as its "Term Loan Commitment". Each Lender's Term Loan Commitment shall expire immediately and without further action on February __, 2000 if the Term Loans are not made on or before that date. Arlon may make only one Borrowing under the Term Loan Commitments. Amounts borrowed under this subsection 2.1.8 and subsequently repaid or prepaid may not be reborrowed.

     2.1.9 Limits on Dollar Loans. No Lender shall be permitted or required to make

     (a)any Bairnco Loan if, after giving effect thereto, the aggregate outstanding principal amount of

          (i)Bairnco Loans of all Lenders would exceed the Bairnco Loan Commitment Amount, or

          (ii)Bairnco Loans of such Lender would exceed such Lender's Percentage of the Bairnco Loan Commitment Amount; or

     (b)any Arlon Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Arlon Loans

          (i)of all Lenders would exceed the Arlon Loan Commitment Amount, or

          (ii)of such Lender would exceed such Lender's Percentage of the Arlon Loan Commitment Amount; or

     (c)any Kasco Dollar Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Kasco Dollar Loans

          (i)of all Lenders would exceed the Kasco Dollar Loan Commitment Amount, or

          (ii)of such Lender would exceed such Lender's Percentage of the Kasco Dollar Loan Commitment Amount.

     2.1.10 Limit on Foreign Loans. Bank of America shall not be permitted or required to make any Foreign Loan if, after giving effect thereto, the Dollar Amount of the aggregate outstanding principal amount of all Foreign Loans would exceed the Foreign Loan Commitment Amount.

     2.1.11 Limit on Revolving Loans. No Lender shall be permitted or required to make any Revolving Loan (other than a Letter of Credit Loan) if, after giving effect thereto, the aggregate outstanding principal Dollar Amount of all Revolving Loans of all Lenders would exceed the Maximum Revolving Loan Commitment Amount. No Lender shall be permitted or required to make any Revolving Loan (other than a Letter of Credit Loan or a Foreign
     Loan) if, after giving effect thereto, the aggregate outstanding principal Dollar Amount of such Loans of such Lender would exceed such Lender's Percentage of the excess of the Maximum Revolving Loan Commitment Amount over the aggregate outstanding principal Dollar Amount of all Foreign Loans.

     2.1.12 Redenomination in Euro. From and after the Euro Transmission Cutoff Date, Loans denominated in an NCU shall be automatically redenominated into the Euro as of the close of business on such date at the applicable rate adopted and irrevocably fixed by the European Council (in accordance with Article 1091(4) of the Treaty on European Union) on December 31, 1998 as the official exchange rate between the Euro and such NCU.

SECTION  2.2 Reduction  of Commitment Amounts.   The  Commitment
Amounts are subject to reduction from time to time pursuant to this Section 2.2.

     2.2.1 Optional. Any Borrower may, from time to time on any Business Day, voluntarily terminate or reduce the amount of its related Commitment Amount or Commitment Amounts by written notice to the Agent specifying the particular Commitment Amount or Commitment Amounts that are to be so terminated or reduced and, in the case of any partial reduction, the amount of the partial reduction to each such Commitment Amount; provided, however, that
     (a) all such terminations and reductions shall require at least five Business Days' prior notice to the Agent and (except with respect to the Bairnco LC Commitment Amount and as otherwise provided in Section 2.2.4 hereof) shall be permanent, (b) any partial reduction of any Commitment Amount shall be in a minimum amount of $500,000 and, if more than $500,000, in an integral multiple of $100,000, and (c) any Commitment Amount as so reduced shall equal or exceed the aggregate outstanding amount of Loans thereunder or, in the case of the Bairnco LC Commitment Amount, the sum of the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate amount of disbursements, unreimbursed by Bairnco, made on the Letters of Credit. Any such voluntary termination or reduction of a Commitment Amount (other than the Bairnco LC Commitment Amount) shall automatically reduce the Maximum Revolving Loan Commitment Amount by the same amount

     2.2.2 [Intentionally Omitted].


     2.2.3 Mandatory. The Maximum Revolving Loan Commitment Amount shall be permanently reduced in the amounts and under the circumstances provided in Section 3.1.

     2.2.4 Transfer of Commitment Amounts. Bairnco may, from time to time (but never more than six (6) times in any one year period), on at least two (2) Business Days' prior written notice received by the Agent (which shall promptly advise each Lender thereof):

     (a)increase the Bairnco LC Commitment Amount by reducing at the same time and in the same aggregate amount any one or more of the Bairnco Loan Commitment Amount, the Arlon Loan Commitment Amount, or the Kasco Dollar Loan Commitment Amount; provided, however, that (i) the Bairnco LC Commitment Amount as so increased shall not exceed $15,000,000, (ii) the Bairnco Loan Commitment Amount, Arlon Loan Commitment Amount, or Kasco Dollar Loan Commitment
Amount as so reduced shall not be less than the aggregate unpaid principal amount of the Loans then outstanding in respect of such Commitment, and (iii) any such increase and concurrent reduction shall be in a minimum amount of $500,000, or if more than $500,000, in an integral multiple of $100,000; or

     (b)increase any one or more of the Bairnco Loan Commitment Amount, the Arlon Loan Commitment Amount, or the Kasco Dollar Loan Commitment Amount by reducing at the same time and in the same aggregate amount the Bairnco LC Commitment Amount; provided, however, that (i) the Bairnco LC Commitment Amount as so reduced shall not be less than $5,000,000, (ii) the Bairnco LC Commitment Amount as so reduced shall equal or exceed the sum of the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate amount of disbursements, unreimbursed by Bairnco, made on the Letters of Credit, and (iii) any such increase and concurrent reduction shall be in a minimum amount of $500,000, or if more than $500,000, in an integral multiple of $100,000.

SECTION 2.3 Borrowing Procedure. The procedure for Borrowings under this Agreement shall be as follows:

     (a)By delivering a Borrowing Request to the Agent on or before 10:30 a.m., New York time, on a Business Day, a Borrower (other than an English Sub, French Sub and German Sub) may from time to time irrevocably request, on a same-day basis for Reference Rate Loans, and on not less than three nor more than five Business
Days' notice for Interbank Rate Loans, that a Borrowing in Dollars be made in a minimum amount of $500,000 and an integral multiple of $100,000, or in the unused amount of the applicable Commitment. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. The Agent shall provide prompt notice of such Borrowing Request to the Lenders, and on or before 1:00 p.m., New York time, on such Business Day each Lender shall deposit with the Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Agent shall make such funds available to the related Borrower by wire transfer to the accounts the related Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

     (b)By delivering a Borrowing Request to the Agent on or before 10:30 a.m., New York time, on a Business Day, the English Sub may from time to time irrevocably request, on not less than three nor more than five Business Days' notice, that a Borrowing be made in Pounds Sterling in a minimum Dollar Amount of $100,000 and an integral multiple of $100,000, or in the unused amount of its applicable Commitment. on the terms and subject to the conditions of this Agreement, each such Borrowing shall be comprised of Sterling Loans, and shall be made on the Business Day specified in such Borrowing Request on or before 11:00 a.m., New York time, on such Business Day Bank of America shall make such funds available to such Borrower to the accounts such Borrower shall have specified in its Borrowing Request.

     (c)By delivering a Borrowing Request to the Agent on or before 10:30 a.m., New York time, on a Business Day, the French Sub may from time to time irrevocably request, on not less than three nor more than five Business Days' notice, that a Borrowing be made in French Francs in a minimum Dollar Amount of $100,000 and an integral multiple of $100,000, or in the unused amount of its applicable Commitment. On the terms and subject to the conditions of this Agreement, each such Borrowing shall be comprised of FF Loans, and shall be made on the Business Day specified in such Borrowing Request. On or before 11:00 a.m., New York time, on such Business Day Bank of America shall make such funds available to such Borrower to the accounts such Borrower shall have specified in its Borrowing Request.

     (d)By delivering a Borrowing Request to the Agent on or before 10:30 a.m., New York time, on a Business Day, the German Sub may from time to time irrevocably request, on not less than three nor more than five Business Days' notice, that a Borrowing be made in Deutsche Marks in a minimum Dollar Amount of $100,000 and an integral multiple of $100,000, or in the unused amount of its applicable Commitment. on the terms and subject to the conditions of this Agreement, each such Borrowing shall be comprised of DM Loans, and shall be made on the Business Day specified in such Borrowing Request. On or before 11:00 a.m. (New York time) on such Business Day Bank of America shall make such funds available to such Borrower to the accounts such Borrower shall have specified in its Borrowing Request.

     (e)Each Borrower acknowledges that any Lender's liability for any delay in funding a Borrowing Request shall not include incidental or consequential damages that may be incurred by such Borrower as a result of such delay.

SECTION 2.4 Continuation and Conversion Elections.

     (a)By delivering a Continuation/Conversion Notice to the Agent on or before 10:30 a.m., New York time, on a Business Day, the related Borrower may from time to time irrevocably elect, on a same-day basis for a continuation as or conversion into Reference Rate Loans and on not less than three nor more than five Business Days' notice for a continuation as or conversion into Interbank Rate Loans that all, or any portion in an aggregate minimum amount of $1,000,000 and an integral multiple of $100,000, of any Dollar Loans be, in the case of Reference Rate Loans, converted into Interbank Rate Loans or, in the case of Interbank Rate
Loans, or converted into a Reference Rate Loan or continued as a Interbank Rate Loan (in the absence of delivery of a Continuation/Conversion Notice with respect to any Interbank Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such Interbank Rate Loan shall, on such last day, automatically convert to a Reference Rate Loan); provided, however, that (i) each such conversion or continuation shall be pro rated among the applicable outstanding Dollar Loans of all Lenders, and (ii) no portion of the outstanding principal amount of any Dollar Loans may be continued as, or be converted into, Interbank Rate Loans when any Default has occurred and is continuing. Conversion of an Interbank Rate Loan to a Reference Rate Loan may occur only at the end of the relevant Interest Period for such Interbank Rate Loan.

     (b)By delivering a Continuation/Conversion Notice to the Agent on or before 10:30 a.m., New York time, on a Business Day, the related Borrower may from time to time irrevocably elect, on not less than three nor more than five Business Days' notice that all, or any portion in an aggregate minimum Dollar Amount of $100,000 and an integral multiple of $100,000, of any Sterling Loans be continued as a Loan (in the absence of a delivery of a Continuation/Conversion Notice with respect to any Sterling Loan at least three Business Days before the last day of the then current interest Period with respect thereto, such Sterling Loan shall, on such last day, automatically be deemed to be subject to an Interest Period of one month).

     (c)By delivering a Continuation/Conversion Notice to the Agent on or before 10:30 a.m., New York time, on a Business Day, the related Borrower may from time to time irrevocably elect, on not less than three nor more than five Business Days' notice that all, or any portion in an aggregate minimum Dollar Amount of $100,000 and an integral multiple of $100,000, of any FF Loans be continued as a Loan (in the absence of delivery of a Continuation/Conversion Notice with respect to any FF Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such FF Loan shall, on such last day, automatically be deemed to be subject to an Interest Period of one month).

     (d)By delivering a Continuation/Conversion Notice to the Agent on or before 10:30 a.m. New York time, on a Business Day, the related Borrower may from time to time irrevocably elect, on not less than three nor more than five Business Days' notice that all, or any portion in an aggregate minimum Dollar Amount of $100,000 and an integral multiple of $100,000, of any DM Loans be continued as a Loan (in the absence of delivery of a Continuation/Conversion Notice with respect to any DM Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such DM Loan shall, on such last day, automatically be deemed to be subject to an Interest Period of one month).

SECTION 2.5 Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert Eurocurrency Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Eurocurrency Rate Loan;
provided, however, that such Eurocurrency Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the related Borrower to repay such Eurocurrency Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, each Borrower hereby consents for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all Interbank Rate Loans by purchasing, as the case may be, Dollar certificates of deposit in the U.S. or Dollar deposits in its Interbank Offered Rate Office's Interbank offered Rate Office's interbank eurodollar market.

SECTION 2.6 Notes. Each Lender's Loans under a Commitment in a given currency shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the original applicable Commitment Amount. Each Lender's Term Loans shall be evidenced by a Note payable to the order of such Lender in an amount equal to such Lender's Percentage of the Term Loans made on the Effective Date. Each Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on such Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of such Borrower or any other Obligor.

SECTION 2.7 Bairnco LC Commitment. Subject to the terms and conditions of this Agreement, Bank of America agrees to issue under the several responsibilities of the Lenders in accordance with their respective Percentages, Letters of Credit for the account of Bairnco for any use in the ordinary course of its and the Subsidiaries' business which shall not cause or result in the occurrence of a Default, from time to time before the date that is two calendar months prior to the Commitment Termination Date, in such amounts as Bairnco may from time to time request; provided, however, that

     (a)the sum of the undrawn amount of all outstanding Letters of Credit plus the aggregate amount of all disbursements, unreimbursed by Bairnco, made on Letters of Credit shall not at any time exceed the Bairnco LC Commitment Amount;

     (b)unless otherwise agreed by the Lenders no Letter of Credit shall expire later than one year from the date of issuance, subject to annual renewal (except for an 18-month Letter of Credit in an amount not in excess of $3,300,000 supporting a Variable Rate Demand Note program of Arlon) and no Letter of Credit shall expire later than the Commitment Termination Date; and

     (c)the terms and provisions of each Letter of Credit and each application therefor shall be satisfactory to Bank of America and the Required Lenders in their discretion.

SECTION 2.8 Letter of Credit Procedures. Bank of America shall receive at least five Business Days' prior written notice from Bairnco of each proposed Letter of Credit to be issued hereunder. Each such notice shall be in such form as shall then be Bank of America's standard form of application for the relevant type of letter of credit (with appropriate adjustments to indicate that such Letter of Credit is to be issued pursuant to, and subject to the terms and conditions of, this Agreement). Promptly upon receipt of such notice, Bank of America shall advise each other Lender thereof. Upon issuance of each Letter of Credit, Bank of America shall give the other Lenders prompt written notice (in reasonable detail) of such issuance.

SECTION  2.9 Certain  Provisions  Relating  to  the  Letters  of
Credit.

     2.9.1 Letters   of   Credit  Participations;   Drawings   and
     Reimbursements.

     (a)Immediately upon the issuance of each Letter of Credit, each Lender (other than Bank of America) shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Bank of America a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Percentage of such Lender, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Section 3.3.1, each issuance of a Letter of Credit shall be deemed to utilize the Bairnco LC Commitment of each Lender by an amount equal to the amount of such participation.

     (b)In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, Bank of America will promptly notify Bairnco. Bairnco shall reimburse Bank of America prior to 10:30 a.m., New York time, on each date that any amount is paid by Bank of America under any Letter of Credit
(each such date, an "Honor Date"), in an amount equal to the amount so paid by Bank of America. In the event Bairnco shall fail to reimburse Bank of America for the full amount of any drawing under any Letter of Credit by 10:30 a.m., New York time, on the Honor Date, Bank of America will promptly notify the Agent and the Agent will promptly notify each Lender thereof, and Bairnco shall be deemed to have requested that Reference Rate
Loans be made by the Lenders to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Bairnco LC Commitment and subject to the conditions set forth in Section 5.2.1. Such deemed request by Bairnco shall constitute a representation and warranty by Bairnco that on the date of such Loans (both before and after giving effect to such Loans and the application of the proceeds thereof), the statements made in Section 5.2.1 are true and correct. Any notice given by Bank of America or the Agent pursuant to this Section 2.9.1(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

     (c)Each Lender shall upon receipt of any notice pursuant to
Section 2.9.1(b) make available to the Agent for the account of Bank of America an amount in Dollars and in immediately available funds equal to its Percentage of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.9.1(d)) each be deemed to have made a loan (individually, a "Letter of Credit Loan"; collectively, the "Letter of Credit Loans") consisting of a Reference Rate Loan to Bairnco in that amount. If any Lender so notified shall fail to make available to the Agent for the account of Bank of America the amount of such Lender's Percentage of the amount of the drawing by no later than 1:00 p.m., New York time, on the Honor Date, then interest shall accrue on such Lender's obligation to make such payment, from the Honor Date to the date such Lender makes such payment, at a rate per annum equal to (i) the Federal Funds Rate in effect from time to time during the period commencing on the Honor Date and ending on the date three Business Days thereafter, and (ii) thereafter at the Alternate Reference Rate as in effect from time to time. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this Section 2.9.1.

     (d)With respect to any unreimbursed drawing which is not converted into a Letter of Credit Loan in whole or in part, because of Bairnco's failure to satisfy the conditions set forth in Section 5.2.1 or for any other reason, Bairnco shall be deemed to have incurred from Bank of America a Reimbursement Borrowing in the amount of such drawing, which Reimbursement Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Alternate Reference Rate plus 2.50% per annum, and each Lender's payment to Bank of America pursuant to Section 2.9.1(c) shall be deemed payment in respect of its participation in such Reimbursement Borrowing and shall constitute a Reimbursement Advance from such Lender in satisfaction of its participation obligation under this
Section 2.9.1.

     (e)For purposes of this Agreement, all of the provisions applicable to Bairnco Loans shall apply to Letter of Credit Loans; provided, however, that any Letter of Credit Loan outstanding shall be deemed to utilize the Bairnco LC Commitment (without duplication of any utilization thereof by the Letter of Credit from which such Letter of Credit Loan arises) and not the Bairnco Loan Commitment.

     (f)Each Lender's obligation in accordance with this Agreement to make the Letter of Credit Loans or Reimbursement Advances, as contemplated by this Section 2.9.1, as a result of a drawing under a Letter of Credit shall be absolute and unconditional and without recourse to Bank of America and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Bank of America, Bairnco or any other Person for any reason whatsoever, including, without limitation, any defense based on the failure of the demand for payment under such Letter of Credit to conform to the terms of such Letter of Credit or the legality, validity, regularity or enforceability of such Letter of Credit or any defense based on the identity of the transferee of such Letter of Credit or the sufficiency of the transfer if such Letter of Credit is transferable; provided, however, that no Lender shall be obligated to make Letter of Credit Loans or Reimbursement Advances pursuant to the preceding provisions of this Section 2.9.1 in connection with any wrongful payment or disbursement made by Bank of America under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of Bank of America or any of its officers, employees or agents.

      2.9.2 Repayment of Participations.

     (a)Upon (and only upon) receipt by the Agent for the account of Bank of America of funds from Bairnco (i) in reimbursement of any payment made by Bank of America under a Letter of Credit with respect to which any Lender has paid the Agent for the account of Bank of America for such Lender's participation in the Letter of Credit pursuant to Section 2.9.1, or (ii) in payment of interest thereon, the Agent will pay to each Lender that has so paid the Agent for the account of Bank of America, in the same funds as those received by the Agent for the account of Bank of America, the amount of such Lender's Percentage of such funds, and Bank of America shall receive the amount of the Percentage of such funds of any Lender that did not so pay the Agent for the account of Bank of America.

     (b)If the Agent or Bank of America is required at any time to return to Bairnco, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding in which Bairnco is the debtor, any portion of the payments made by Bairnco to the Agent for the account of Bank of America pursuant to Section 2.9.2(a) in reimbursement of a payment made under any Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Agent, forthwith return to the Agent or Bank of America the amount of its Percentage of any amounts so returned by the Agent or Bank of America plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Agent or Bank of America, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

     2.9.3 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce ("Uniform Customs") shall in all respects be deemed a part of this Section 2.9 as if incorporated herein and (unless otherwise expressly provided in the Letters of Credit) shall apply to the Letters of Credit.

     2.9.4 Cash Collateral. Upon the termination of the Bairnco LC Commitment, whether by occurrence of the Commitment Termination Date or otherwise, Bairnco shall immediately cause the cancellation of all Letters of Credit or shall immediately provide cash collateral to the Agent pursuant to the Security Agreement in the aggregate outstanding amount of all Letters of Credit.

     2.9.5 Letter of Credit Notes. The Letter of Credit Loans of each Lender to Bairnco shall be evidenced by a promissory note of Bairnco (herein, as amended, modified or supplemented from time to time and together with any promissory note taken in substitution therefor, individually called a "Letter of Credit Note" and collectively, for all Lenders, called the "Letter of Credit Notes") substantially in the form of Exhibit C, with appropriate insertions, dated the date hereof, payable to the order of such Lender in the maximum principal amount of the Bairnco LC Commitment of such Lender (or, if less, in the aggregate unpaid principal amount of all of such Lender's Letter of Credit Loans).


                            ARTICLE 3
           REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

SECTION   3.1 Repayments  and  Prepayments.   Subject   to   the
following provisions of this Section 3.1, each Borrower shall repay in full the unpaid principal amount of each Loan to such Borrower upon the Stated Maturity Date therefor in the currency in which such loan was made.

     3.1.1 Optional Prepayments. Each Borrower may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of all Loans comprising the same Borrowing; provided, however, that

     (i)such prepayment of any Eurocurrency Rate Loan may be made on any day other than the last day of the Interest Period for such Loan;

     (ii)such voluntary prepayments shall require at least three
     Business Days' prior written notice to the Agent;

     (iii)such voluntary partial prepayments of Dollar Loans shall be in an aggregate minimum amount of $500,000 and an integral multiple of $100,000; and

     (iv)such voluntary partial prepayments of Foreign Loans shall be in an aggregate minimum amount of $100,000 and an integral multiple of $100,000.

     3.1.2 Scheduled  Payments of Term Loans.   Arlon  shall  make
     principal payments on the Term Loans in installments on each Quarterly Payment Date in the amounts set forth below for the period in which such Quarterly Payment Date occurs:

              Period ending on   Scheduled Repayment
              or                 on each Quarterly
              before:            Payment
                                 Date:
              December 31, 2000  $500,000
              December 31, 2001  $750,000
              December 31, 2002  $1,000,000
              December 31, 2003  $1,250,000
              December 31, 2004  $1,500,000

     ; provided, that the scheduled installments of principal of the Term Loans set forth above shall be reduced in connection with any voluntary or mandatory payments of the Term Loans in accordance with Sections 3.1.3; and provided, further, that the Term Loans and all other amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Stated Maturity Date and the final installment payable by Arlon in respect of the Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing under this Agreement with respect to the Term Loans.

     3.1.3 Mandatory  Prepayments  and  Mandatory  Reductions   of
     Commitments. The Loans shall be prepaid and/or the Commitment Amounts shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in Section 3.1.4:

     (a)Asset Sales. On each date an Obligor receives proceeds of $2,000,000 or more of the sale or other disposition (including without limitation a sale and leaseback transaction or the receipt of insurance proceeds from damage or destruction of assets that are not being used to repair or replace such assets) of assets, in one transaction or in a series of related transactions, the Borrowers shall prepay the Loans and/or the Maximum Revolving Loan Commitment Amount and the Commitment Amounts shall be permanently reduced by the amount of such proceeds (net of taxes and sales expenses).

     (b)Issuance of Equity Securities. On the date of receipt by Bairnco or any of its Subsidiaries of the cash proceeds (any such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "Net Equity Proceeds") from the issuance of any equity securities of Bairnco or its Subsidiaries (other than any such issuance to (i) Bairnco or any of its Subsidiaries or (ii) to an employee, officer or director or former employee, officer or director of Bairnco or any of its Subsidiaries pursuant to a stock option plan), the Borrowers shall prepay the Loans and/or the Maximum Revolving Loan Commitment and the Commitment Amounts shall be permanently reduced in an aggregate amount equal to such Net Equity Proceeds.

     (c)Issuance of Debt Securities. On the date of receipt by Bairnco or Arlon of the cash proceeds (any such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "Net Debt Proceeds") from the issuance of any debt securities of Bairnco or Arlon pursuant to
Section 7.2.1(j) in a cumulative aggregate amount in excess of $20,000,000, the Borrowers shall prepay the Loans and/or the Maximum Revolving Loan Commitment and the Commitment Amounts shall be permanently reduced in an amount equal to the amount by which such cumulative Net Debt Proceeds exceed $20,000,000.

     (d)Repayment on Reduction of Commitments. Each Borrower shall, on each date when any reduction in the Maximum Revolving Loan Commitment Amount or any Commitment Amount shall become effective, including pursuant to Section 2.2, make a mandatory prepayment of all such Loans equal to the excess, if any, of the aggregate, outstanding principal amount of all such Loans over the Maximum Revolving Loan Commitment Amount or such Commitment Amount as so reduced;

     (e)Repayment of Foreign Loans. Each Borrower shall, on each date when the Dollar Amount of the Foreign Loans outstanding exceeds the Foreign Loan Commitment Amount, make a mandatory prepayment of all such Loans equal to such excess; and

     (f)Repayment on Acceleration. Each Borrower shall immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, repay all Loans, unless, pursuant to Section 8.3, only a portion of all Loans is so accelerated.

     3.1.4 Application of Prepayments and Reductions of Commitments.

     (a)Application of Voluntary Prepayments by Type of Loans and Order of Maturity. Any voluntary prepayments pursuant to Section
3.1.1 shall be applied as specified by Bairnco or the applicable Borrower in the applicable notice of prepayment; provided that in the event the applicable Borrower fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first to repay outstanding Revolving Loans to the full extent thereof and second to repay outstanding Term Loans to the full extent thereof. Any voluntary prepayments of the Term Loans pursuant to Section 3.1.1 shall be applied pro rata to reduce the scheduled installments of principal of the Term Loans set forth in Section 3.1.2.

     (b)Application of Mandatory Prepayments by Type of Loans. Any amount (the "Applied Amount") required to be applied as a mandatory prepayment of the Loans and/or a reduction of the Revolving Loan Commitments pursuant to Section 3.1.3 shall be applied first to prepay the Term Loans to the full extent thereof, second, to the extent of any remaining portion of the Applied Amount, to permanently reduce the Commitment Amounts
(other than the Foreign Loan Commitment) of the applicable
Borrower (or in the case of a non-Borrower, the Borrower of which such Obligor is a Subsidiary) and prepay the Loans so that, the outstanding Loans do not exceed the applicable Commitment, and third, to the extent of any remaining portion of the Applied Amount, to permanently reduce the Foreign Loan Commitment to the full extent thereof.

     (c)Application of Mandatory Prepayments of Term Loans by Order of Maturity. Any mandatory prepayments of the Term Loans pursuant to Section 3.1.3 shall be applied to reduce the scheduled installments of principal of the Term Loans set forth in Section 3.1.2 on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to each scheduled installment of principal of the Term Loans set forth in
Section 3.1.2 that is unpaid at the time of such prepayment.

SECTION 3.2 Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2; provided, that any interest payable with respect to the period prior to and ending on the Effective Date in respect of Loans made under the 1992 Agreement and refinanced as Loans hereunder pursuant to Section 5.1 shall be at a rate determined by reference to the provisions of the 1992 Agreement as in effect before the execution of this Agreement.

     3.2.1 Dollar Loan Interest Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the related Borrower may elect that Dollar Loans comprising a Borrowing accrue interest at a rate per annum:

     (a)on that portion maintained from time to time as a Reference Rate Loan, equal to the sum of the Alternate Reference Rate from time to time in effect plus the Applicable Reference Rate Margin from time to time in effect; and

     (b)on that portion maintained as an Interbank Rate Loan, during each Interest Period applicable thereto, equal to the sum of the Interbank Rate for such Interest Period plus the Applicable
Eurocurrency Rate Margin from time to time in effect.

     The related Borrower shall pay to each Lender from time
     to time amounts equal to the cost deemed to be incurred by such Lender in accordance with the definition of Statutory Reserves in connection with the making, funding or maintaining of each Loan at the Interbank Rate made by such Lender and resulting from such Lender's complying with the reserve requirements under Regulation D. The amount of such cost for any Interest Period shall be the excess of (a) interest on the principal amount of such Loan outstanding during such Interest Period calculated at a rate equal to the product of such Lender's Statutory Reserves for such Interest Period and the Interbank Rate for such Interest Period over (b) the interest on such principal amount calculated at the Interbank Rate for such Interest Period. The amounts of such cost incurred during any such Interest Period for such Loan at the Interbank Rate shall be notified in writing by such Lender to the related Borrower promptly, and in any event within 15 Business Days after such Interest Period. The related Borrower will pay each amount so notified to it promptly, and in any event within five (5) Business Days after the date of such notification. A certificate as to the amount and calculation of such cost, submitted to the related Borrower by the Agent or any Lender, shall, except for any manifest error, be conclusive and binding for all purposes.

     All Interbank Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Interbank Rate Loan.

     3.2.2 Foreign Loan Interest Rates.

     (a)Sterling Loans shall accrue interest during each Interest
Period applicable thereto at a rate equal to the sum of the Sterling Rate for such Interest Period plus the Applicable
Eurocurrency Rate Margin from time to time in effect.

     (b)FF Loans shall accrue interest during each Interest Period applicable thereto at a rate equal to the sum of the FF Rate for such Interest Period plus the Applicable Eurocurrency Rate Margin from time to time in effect.

     (c)DM Loans shall accrue interest during each Interest Period applicable thereto at a rate equal to the sum of the DM Rate for such Interest Period plus the Applicable Eurocurrency Rate Margin from time to time in effect.

     (d)Euro Loans shall accrue interest during each Interest Period applicable thereto at a rate equal to the sum of the Euro Rate for such Interest Period plus the Applicable Eurocurrency Rate
Margin from time to time in effect.

     3.2.3 Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of a Borrower shall have become due and payable, such Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) (a) on such amounts of Dollar Loans or other monetary Obligations (other than Foreign Loans) at a rate per annum equal to the Alternate Reference Rate plus a margin of 2.5% and (b) on such amounts of Foreign Loans at a rate per annum equal to the related Eurocurrency Rate plus a margin of 3.5%.

     3.2.4 Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

     (a)on the Stated Maturity Date therefor;

     (b)on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan;

     (c)with respect to Reference Rate Loans, on each Quarterly
Payment Date occurring after the date of the initial Borrowing hereunder;

     (d)with respect to Eurocurrency Rate Loans, the last day of each applicable Interest Period and, if such Interest Period shall exceed three months, on the date three months following the start of such Interest Period;

     (e)with respect to any Reference Rate Loans converted into Interbank Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

     (f)on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

     Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

SECTION  3.3 Fees.   The Borrowers agree to  pay  the  fees  set
forth in this Section 3.3. All such fees shall be non-refundable.

     3.3.1 Commitment Fee. The Borrowers jointly and severally agree to pay to the Agent for the account of the Lenders for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrowers' inability to satisfy any condition of Article V) commencing on the Effective Date and continuing through the final Commitment Termination Date, a commitment fee on each Lender's share of the sum of the average daily unused portion of (x) the Maximum Revolving Loan Commitment Amount and (y) the Bairnco LC Commitment Amount at a rate equal to:

     (a)0.225% for each period (i) commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was less than or equal to 35%, and (ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c);

     (b)0.300% for each period (i) commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was greater than 35% but less than or equal to 45%, and
(ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c);

     (c)0.400% for each period (i) commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was greater than 45% but less than or equal to 55%, and
(ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c);

     (d)0.500% for each period (i) commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was greater than 55%, and (ii) ending on the earlier of
(A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c); and

     (e)0.500%, if Bairnco fails to deliver the Compliance Certificate for any Fiscal Quarter by the fifth day after the date when such delivery is required under Section 7.1.1(c), for the period from the date such Compliance Certificate was due to but excluding the fifth day after the date such Compliance Certificate is received and, thereafter, the pricing level determined in accordance with the Debt-to-Capital Ratio set forth in such Compliance Certificate;

     provided, that, notwithstanding the foregoing, the applicable rate for the commitment fee shall be 0.400% for the period commencing on the Effective Date and ending on the earlier of (A) the date that is 180 days thereafter, (B) the date that is 60 days thereafter, if the Borrowers have neither consummated the Signtech Acquisition nor entered into a definitive agreement with respect thereto by such date, or (C) the date on which Bairnco determines and notifies the Agent in writing that the Signtech Acquisition will not be consummated; provided, further that if the Signtech Acquisition is consummated within 180 days of the Effective Date notwithstanding the occurrence of the events described in (B) or (C), then the applicable rate shall be 0.400% until the date that is 180 days after the Effective Date and the Borrowers shall immediately pay the Lenders any additional commitment fees they would have been required to pay but for the occurrence of such events.

     Such commitment fees shall be payable by such Borrowers in arrears on each Quarterly Payment Date, commencing with the first such day following the Effective Date, and on each Commitment Termination Date. As among the Lenders, the allocable amount of the commitment fee payable to each Lender shall be computed giving effect to the fact that only Bank of America (and no other Lender) is obligated to provide Loans in respect of the Foreign Loan Commitment and the Foreign Dollar Loan Commitment.

     In addition, the Borrowers jointly and severally agree to pay all commitment fees that have accrued for the period from December 31, 1999 to the Effective Date under the 1992 Agreement on the First Quarterly Payment Date after the Effective Date at the rate specified in the 1992 Agreement.

     3.3.2 Letter of Credit Fees. Bairnco agrees to pay to the Agent for the account of each Lender a letter of credit fee for each Letter of Credit. The amount of such letter of credit fee on each Letter of Credit shall be equal to the Applicable Eurocurrency Rate Margin in effect on such date.

     Letter of credit fees shall be payable in arrears quarterly within thirty (30) days after demand therefor by Bank of America for the period from and including the date upon which such Letter of Credit was issued to and including the date upon which such Letter of Credit expires or is terminated. In addition, Bairnco agrees to pay all other reasonable fees of Bank of America (at the standard rates of Bank of America in effect from time to time) with respect to each Letter of Credit (including, without limitation, all fees associated with any transfer of Letter of Credit), such fees to be payable on demand upon invoice by Bank of America thereof.

     3.3.3 Agent's Fee. The Borrowers jointly and severally agree to pay to the Agent for its own account, fees in such amounts and payable at such times as Bairnco and the Agent shall agree to from time to time in a written instrument.


                            ARTICLE 4
         CERTAIN EUROCURRENCY RATE AND OTHER PROVISIONS

SECTION 4.1 Eurocurrency Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrowers and the Lenders, be conclusive and binding on the Borrowers) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a Eurocurrency Rate Loan of a certain type, the obligations of all Lenders to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and, in the case of Interbank Rate Loans, all Interbank Rate Loans shall automatically convert into Reference Rate Loans, or in the case of other Eurocurrency Rate Loans, such Loans shall be repaid in full, in each case at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

SECTION 4.2 Deposits Unavailable. If the Agent shall have determined that

     (a)certificates of deposit or deposits, as the case may be, in the relevant currency and amount and for the relevant Interest
Period are not available to Bank of America in its relevant market; or

     (b)by reason of circumstances affecting Bank of America's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to Eurocurrency Rate Loans of such type, then, upon notice from the Agent to the Borrowers and the Lenders, the obligations of all Lenders under Section 2.3 and
Section 2.4 to make or continue any Loans as, or to convert any Loan into, Eurocurrency Rate Loans of such type shall forthwith be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

SECTION  4.3 Increased Eurocurrency Rate Loan Costs,  etc.   The
related Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, Eurocurrency Rate Loans. Such Lender shall promptly notify the Agent and the related Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by such Borrower directly to such Lender within five days of its receipt of such notice; and such notice shall, in the absence of manifest error, be conclusive and binding on such Borrower.

SECTION 4.4 Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Eurocurrency Rate Loan) as a result of

     (a)any conversion or repayment or prepayment of the principal amount of any Eurocurrency Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

     (b)any Loans not being made as Eurocurrency Rate Loans in accordance with the Borrowing Request therefor; or

     (c)any Loans not being continued as, or converted into, Interbank Rate Loans in accordance with the Continuation/Conversion Notice therefor, then, upon the written notice of such Lender to the related Borrower (with a copy to the Agent), such Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on such Borrower.

SECTION 4.5 Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments or the Loans (other than Reference Rate Loans) made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the related Borrower, such Borrower shall pay promptly (but in any case within 30 days after such notice) directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on such Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

SECTION 4.6 Taxes. All payments by each Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such nonexcluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by any Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then such Borrower will

     (a)pay directly to the relevant authority the full amount required to be so withheld or deducted;

     (b)promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

     (c)pay to the Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.
Moreover if any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may pay such Taxes and such Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

     If any Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, such Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by such Borrower.

     Upon the request of Bairnco or the Agent, each Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments under the Notes, execute and deliver to the Bairnco and the Agent, on or about the first scheduled payment date in each Fiscal Year, one or more (as Bairnco or the Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes.

SECTION   4.7 Payments,  Computations,  etc.   Unless  otherwise
expressly provided, all payments by each Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by such Borrower to the Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., New York time, on the date due, in same day or immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrowers. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day. The Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period" with respect to Eurocurrency Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

SECTION 4.8 Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 4.3, 4.4, 4.5 and 4.6) in excess of its pro rata share of payments then or theretofore obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them (including participations in Foreign Loans) as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

     (a)the amount of such selling Lender's required repayment to the purchasing Lender to

     (b)the total amount so recovered from the purchasing Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

SECTION 4.9 Setoff. Each Lender shall, upon the occurrence of any Default described in clauses (a) through (d) of Section 8.1.8 with respect to any Borrower or any Significant Subsidiary or, with the consent of the Required Lenders, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Lender agrees promptly to notify the related Borrower and the Agent after any such setoff and application made by such Lender; provided, further, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

SECTION 4.10 Use of Proceeds. Each Borrower shall apply the proceeds of each Borrowing for general corporate purposes (including without limitation the reimbursement of drawings under Letters of Credit contemplated by Section 2.9) and for Permitted Acquisitions; provided, further, that no proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Exchange Act or any "margin stock", as defined in F.R.S. Board Regulation U in either case in any manner that would cause the borrowing or the application of such proceeds to violate the Exchange Act or the Regulations of the Board of Governors of the Federal Reserve System.


                            ARTICLE 5
                     CONDITIONS TO BORROWING

SECTION 5.1 Initial Borrowing and Reallocation of Percentages. At the Effective Date, the Lenders shall be deemed to have refinanced under this Agreement as the initial Borrowing hereunder all Loans outstanding under the 1992 Agreement on such date and shall make all Loans requested be on the Effective Date pursuant to a Borrowing Request properly made under the 1992 Agreement as Loans hereunder. In addition, at the Effective Date each Letter of Credit outstanding under the 1992 Agreement on such date shall remain in full force and effect but shall be deemed a Letter of Credit outstanding under this Agreement.

     On the Effective Date, without executing an Assignment and Acceptance, each Lender that will have a greater Percentage upon the Effective Date than its Percentage (under and as defined in the 1992 Agreement) immediately before the Effective Date (each a "Purchasing Lender") shall be deemed to have automatically purchased assignments pro rata from each Lender that will have a smaller Percentage upon the Effective Date (each a "Selling Lender") than its Percentage (under and as defined in the 1992
Agreement) immediately before the Effective Date in all such Selling Lenders' rights and obligations under this Agreement and the other Loan Documents with respect to Selling Lender's
Revolving Loan Commitments (other than any Foreign Loan Commitment) and Revolving Loans (other than any Foreign Loans) so that, after giving effect to such assignments, each Lender shall have its respective Percentage as set forth opposite its signature hereto (as adjusted as required under the definition of Percentage) of the Revolving Loan Commitments (other than any Foreign Loan Commitment) and Revolving Loans (other than Foreign Loans). Each such purchase hereunder shall be at par for a purchase price equal to the principal amount of the Revolving Loans assigned and without recourse, representation or warranty, except that each Selling Lender shall be deemed to represent and warrant to each Purchasing Lender that the Assigned Rights and Obligations of such Selling Lender are not subject to any Liens created by that Selling Lender.

     The obligations of the Lenders to fund the initial Borrowing shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

     5.1.1 Resolutions, etc. The Agent shall have received from each Obligor a certificate, dated the date of the initial Borrowing, of its Secretary or Assistant Secretary as to

     (a)resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it; and

     (b)the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it, upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of such obligor cancelling or amending such prior certificate.

     5.1.2 Delivery of Other Loan Documents. The Agent shall have received duly executed copies of the amended and restated security agreement, the amended and restated guaranty and the amended and restated pledge agreement and such other assurances, certificates and documents, including, without limitation, with respect to the continued perfection of the security interests granted under the Loan Documents and the appointment of an agent for service for English Sub, German Sub and French Sub, as the Agent or Required Lenders may reasonably require. The Agent shall have received, for the account of each Lender, the Notes duly executed and delivered by the Borrowers, whereupon the Agent shall return the Original Notes.

     5.1.3 Opinion of Counsel. The Agent shall have received the opinion, dated the Effective Date and addressed to the Agent and all Lenders, from Holland & Knight LLP, counsel to the Obligors, in form and substance satisfactory to the Agent and its counsel.

     5.1.4 Closing Fees, Expenses, etc. The Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses as separately agreed in writing between the Agent and the Borrowers, and if then invoiced, due and payable pursuant to Section 10.3.

     5.1.5 Year 2000 Readiness. The Agent and Lenders shall be satisfied that Bairnco and its Subsidiaries have performed a comprehensive review and assessment taken all actions that are reasonably necessary to insure that (i) Bairnco and its Subsidiaries and (ii) all customers, suppliers and vendors of Bairnco and its Subsidiaries that are material to their respective businesses are or will be Year 2000 Compliant in a timely manner, where "Year 2000 Compliant" means, with respect to any Person, that all software, hardware, firmware, goods or systems utilized by or material to the business operations or financial condition of such Person will properly perform date sensitive functions after January 1, 2000.

SECTION 5.2 All Borrowings. The obligation of each Lender to fund any Loan on the occasion of any Borrowing (including the initial Borrowing) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

     5.2.1 Compliance with Warranties, No Default, etc. Both before and after giving effect to any Borrowing (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:

     (a)the representations and warranties set forth in Article 6 (excluding, however, those contained in Section 6.7) shall be true and correct with the same effect as if then made (unless stated to relate solely to an early date, in which case such representations and warranties shall be true and correct as of such earlier date);

     (b)except as disclosed by the Borrowers to the Agent and the Lenders pursuant to Section 6.7

          (i)no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of any Borrower, threatened against any Borrower or any of its Subsidiaries which may reasonably be expected to have a materially adverse effect on consolidated business, operations, assets, revenues, properties or prospects of Bairnco and its Subsidiaries or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document; and

          (ii)no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 which may reasonably be expected to have a materially adverse effect on the consolidated businesses, operations, assets, revenues, properties or prospects of Bairnco and its Subsidiaries; and

     (c)no Default shall have then occurred and be continuing; and no Borrower, nor any other Obligor, nor any of their Subsidiaries are in violation of any law or governmental regulation or court order or decree which violation may reasonably be expected to have a materially adverse effect on the consolidated businesses, operations, assets, revenues, properties or prospects of Bairnco and its Subsidiaries.

     5.2.2 Borrowing Request. The Agent shall have received a Borrowing Request for such Borrowing. Each of the delivery of a Borrowing Request and the acceptance by the related Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.

     5.2.3 Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of each Borrower or any of its Subsidiaries or any other Obligors shall be satisfactory in form and substance to the Agent and its counsel; the Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Agent or its counsel may reasonably request.


                            ARTICLE 6
                 REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders and the Agent to enter into this Agreement and to make Loans hereunder, the Borrowers jointly and severally represent and warrant unto the Agent and each Lender as set forth in this Article 6.

SECTION 6.1 Organization, etc. Each Borrower and each of its Subsidiaries is a corporation validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on Bairnco and its Subsidiaries on a consolidated basis, and has full power and authority and holds all material requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

SECTION  6.2 Due  Authorization,  Non-Contravention,  etc.   The
execution, delivery and performance by each Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it are within such Borrower's and each such Obligor's corporate powers, have been duly authorized by all necessary corporate action and do not

     (a)contravene such Borrower's or any such Obligor's Organic
Documents;

     (b)contravene any contractual restrictions, law or governmental regulation (subject in the case of the pledge of stock of French
Sub, to the approvals referred to in Section 6.3) or court decree or order binding on or affecting such Borrower or any such Obligor; or

     (c)result in, or require the creation or imposition of, any Lien on any of any Obligor's properties other than Liens created under the Loan Documents.

SECTION   6.3 Government   Approval,   Regulation,   etc.     No
authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by any Borrower or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is a party, except for approvals of a French court and of the Treasury Department of the French Finance Ministry that may be required prior to exercise by the Agent of its rights with respect to the pledge of stock of French Sub. No Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company", of a "holding company", or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

SECTION 6.4 Validity, etc. This Agreement constitutes, and the Notes and each other Loan Document executed by any Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of such Borrower enforceable in accordance with their respective terms (subject, in the case of the pledge of stock of French Sub, to the approvals referred to in Section 6.3); and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery hereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms.

SECTION 6.5 Financial Information. The consolidated and (as to Bairnco's directly-held Subsidiaries) consolidating balance sheets of Bairnco as at December 31, 1998 and September 30, 1999, and the related consolidated and (as to Bairnco's directly-held Subsidiaries) consolidating statements of income of Bairnco as at December 31, 1998 and September 30, 1999, and the consolidated statements of cash flows of Bairnco as at December 31, 1998 and September 30, 1999, copies of which have been furnished to the Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

SECTION  6.6 No  Material Adverse Change.   Since  December  31,
1998, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of Bairnco and its Subsidiaries on a consolidated basis.

SECTION 6.7 Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrowers, threatened litigation, action, proceeding, or labor controversy affecting any Borrower or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which may materially adversely affect the financial condition, operations, assets, business, properties or prospects of Bairnco and its Subsidiaries on a consolidated basis or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document, except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule.

SECTION 6.8 Subsidiaries. The Borrowers have no Subsidiaries, except those Subsidiaries

     (a)which are identified in Item 6.8 ("Existing Subsidiaries") of the Disclosure Schedule; or

     (b)which are permitted to have been acquired or created in accordance with Section 7.2.4 or 7.2.8.

SECTION 6.9 Ownership of Properties. Each Borrower and each of its Subsidiaries owns good and marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like but excluding the claim asserted by Keene Creditors Trust to certain patents and real property of Bairnco and Arlon in the "Properties Lawsuit" as defined and described in Bairnco's Annual Report on Form 10-k for the year ended December 31, 1998) except as permitted pursuant to Section 7.2.2.

SECTION 6.10 Taxes. Each Borrower and each of its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or material charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

SECTION 6.11 Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by any Borrower or any member of the Controlled Group of any material liability, fine or penalty. No Borrower nor any member of the Controlled Group has any contingent liability with respect to any postretirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

SECTION  6.12 Environmental Warranties.  Except as set forth  in
Item 6.12 ("Environmental Matters") of the Disclosure Schedule:

     (a)all facilities and property (including underlying groundwater) owned or leased by any Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by such Borrower and its Subsidiaries in material compliance with all Environmental Laws;

     (b)there have been no past, and there are no pending or threatened

          (i)complaints, notices or requests for information received by any Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or

          (ii)notices or inquiries to any Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law;

     (c)there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by any Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of Bairnco and its Subsidiaries on a consolidated basis;

     (d)each Borrower and its Subsidiaries have been issued and are in material compliance with all material permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses;

     (e)no property now or previously owned or leased by any Borrower or any of its Subsidiaries is listed or proposed for listing
(with respect to owned property only) on the National Priorities
List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

     (f)there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by any Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of Bairnco and its Subsidiaries on a consolidated basis;

     (g)no Borrower nor any Subsidiary of any Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against such Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA, that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of Bairnco and its Subsidiaries on a consolidated basis;

     (h)there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by any Borrower or any Subsidiary of any Borrower that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of Bairnco and its Subsidiaries on a consolidated basis; and

     (i)no conditions exist at, on or under any property now or previously owned or leased by any Borrower or any Subsidiary of any Borrower which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law, that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of Bairnco and its Subsidiaries on a consolidated basis.

SECTION 6.13 Regulations U and X. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with F.R.S. Board Regulation U or X. Terms for which meanings are provided in F.R.S. Board Regulation U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

SECTION 6.14 Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrowers in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrowers to the Agent or any Lender hereunder and certified by an Authorized Officer of a Borrower will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Agent and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading; it being understood however, that month-end information contained in financial statements prepared internally for the management of Bairnco and provided to the Agent, or any Lender shall not be considered inaccurate or incomplete for purposes of this Section
6.14 to the extent such financial information is subsequently modified in connection with quarter-end adjustments to such financial statements. It is agreed with respect to the Loan Documents that projections are not deemed to be factual information.

SECTION 6.15 No Lender Liability Claims. Neither the Agent nor any Lender has by any act or omission prior to the date of this Agreement given rise to any defense, counterclaim, or right of setoff against, or liability of, the Agent or any Lender, and each Borrower hereby waives any such defense, right of setoff, counterclaim, and liability.

SECTION   6.16 Reaffirmation  of  Representations,   etc.    The
Borrowers are in compliance with all representations, warranties, covenants and conditions of each and every Loan Document, including, without limitation, all representations, warranties, covenants and conditions of the Security Agreement, the Pledge Agreement, and the Foreign Collateral Documents, and no such representation, warranty, covenant or condition has been waived, amended or modified by the Agent or the Lenders, except as expressly set forth in this Agreement or as superseded hereby.

SECTION   6.17 Year   2000   Problems.    Each   Borrower    has
(a) completed a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by customers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications and devices containing imbedded computer chips used by any Borrower or any of its Subsidiaries (or their respective customers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (b) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (c) substantially completed implementation of that plan in accordance with that timetable. The Year 2000 Problem has not had, and each Borrower reasonably believes that the Year 2000 Problem will not have, a material adverse effect on the condition (financial or otherwise), business, assets, operations or prospects of Bairnco and its Subsidiaries on a consolidated basis.


                            ARTICLE 7
                            COVENANTS

SECTION 7.1 Affirmative Covenants. The Borrowers jointly and severally agree with the Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrowers will perform the obligations set forth in this Section 7.1.

     7.1.1 Financial  Information,  Reports,  Notices,  etc.   The
     Borrowers will furnish, or will cause to be furnished, to each Lender and the Agent copies of the following financial statements, reports, opinions, notices and information:

     (a)as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Bairnco, consolidated and consolidating balance sheets of Bairnco as of the end of such Fiscal Quarter and consolidated and consolidating statements of income and consolidated statements of cash flows of Bairnco for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial Authorized Officer of Bairnco;

     (b)as soon as available and in any event within 90 days after the end of each Fiscal Year of Bairnco, a copy of the annual consolidated audit report for such Fiscal Year for Bairnco, including therein consolidated balance sheets and statements of income of Bairnco as of the end of such Fiscal Year and consolidated statements of cash flows of Bairnco for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Agent and the Required Lenders by Arthur Andersen LLP or other independent public accountants acceptable to the Agent and the Required Lenders, together with a certificate from such accountants containing a Computation of, and showing compliance with, each of the financial ratios and restrictions contained in Section 7.2.3 and to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default that has occurred and is continuing, or, if they have become aware of such Default, describing such Default and the steps, if any, being taken to cure it; and an unaudited report for such Fiscal Year for Bairnco including consolidating balance sheets and statements of income as of the end of such Fiscal Year certified by the chief financial Authorized Officer of Bairnco;

     (c)as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters, and within 90 days after the end of the Fiscal Year, a certificate (a "Compliance Certificate") substantially in the form of Exhibit G, executed by the chief financial Authorized Officer of Bairnco, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent) the Interest Coverage Ratio and compliance with the financial covenants set forth in Section 7.2.3;

     (d)as soon as possible and in any event within three days after the occurrence of each Default, a statement of the chief financial Authorized Officer of Bairnco setting forth details of such Default and the action which Bairnco has taken and proposes to take with respect thereto;

     (e)as soon as possible and in any event within three days after
(x) the occurrence of any material adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 6.7 or (y) the commencement of any labor controversy, litigation, action, proceeding of the type described in Section 5.2.1(b) (i), notice thereof and upon request of the Agent, copies of all documentation relating thereto;

     (f)promptly after the sending or filing thereof, copies of all reports which Bairnco sends to any of its security holders, and all reports and registration statements which Bairnco or any of its Subsidiaries files with the Securities and Exchange
Commission or any national securities exchange;

     (g)immediately upon becoming aware of any of the following that is material to Bairnco and its Subsidiaries on a consolidated basis, notice thereof and copies of all documentation relating thereto: the institution of any steps by any Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by any Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of any Borrower with respect to any post-retirement Welfare Plan benefit;

     (h)such other information respecting the condition or operations, financial or otherwise, of any Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

     7.1.2 Compliance with Laws, etc. Each Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

     (a)the maintenance and preservation of its corporate existence and qualification as a foreign corporation; and

     (b)the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     7.1.3 Maintenance of Properties. Each Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless such Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

     7.1.4 Insurance. Each Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Agent, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer of such Borrower setting forth the nature and extent of all insurance maintained by such Borrower and its Subsidiaries in accordance with this Section.

     7.1.5 Books and Records. Each Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Agent or any of its representatives (and if a Default exists, each Lender or any of its representatives), at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and each Borrower hereby authorizes such independent public accountant to discuss such Borrower's financial matters with each Lender or its representatives whether or not any representative of such Borrower is present) and to examine (and, at the expense of such Borrower, photocopy extracts from) any of its books or other corporate records. Each Borrower shall pay any fees of such independent public accountant incurred in connection with the Agent's or any Lender's exercise of its rights pursuant to this Section.

     7.1.6 Environmental Matters. Each Borrower will, and will cause each of its Subsidiaries to:

     (a)use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous
materials   in  material  compliance  with  all   applicable
Environmental Laws;

     (b)immediately (and in any event within three (3) days) notify the Agent and, at the Agent's request, provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, and shall promptly cure and have dismissed with prejudice any actions and proceedings relating to compliance with Environmental Laws that are material to Bairnco and its Subsidiaries on a consolidated basis; and

     (c)provide such information and certifications which the Agent may reasonably request from time to time to evidence compliance with this Section 7.1.6.

     7.1.7 Year 2000 Compliance. Each Borrower will promptly notify the Agent and the Lenders in the event any Borrower discovers or determines that the "Year 2000 Problem" (that is, the risk that computer applications and devices containing imbedded computer chips used by any Borrower Party or any of its Subsidiaries (or their respective customers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) has, or is reasonably expected to have, a material adverse effect on the condition (financial or otherwise), business, assets, operations or prospects of Bairnco and its Subsidiaries on a consolidated basis.

SECTION  7.2 Negative  Covenants.   The  Borrowers  jointly  and
severally agree with the Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.2.

     7.2.1 Indebtedness. The Borrowers will not, and will not permit or suffer any of their Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

     (a)Indebtedness in respect of the Loans and other Obligations;

     (b)Indebtedness existing as of the Effective Date which is identified in Item 7.2.1(b) to the Disclosure Schedule
("Indebtedness");

     (c)other secured or unsecured Indebtedness of the Borrowers and their Subsidiaries in respect of foreign currency in an aggregate amount not to exceed $12,000,000; provided, however, that no such Indebtedness shall be secured by any property pledged as collateral for the Loans.

     (d)Indebtedness which is incurred by the Borrowers or any of their Subsidiaries to a vendor or financier of any assets permitted to be acquired pursuant to Section 7.2.2 to finance its acquisition of such assets in an aggregate principal amount not to exceed the least of (i) the cost of such assets, (ii) the fair market value of such assets, or (iii) $20,000,000 at any time outstanding;

     (e)unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services and Indebtedness in respect of (i) surety bonds, (ii) performance guaranties by Bairnco issued in lieu of surety bonds in the ordinary course of business, and (iii) guaranties not to exceed an aggregate of $1,000,000, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities other than in respect of surety bonds or such guaranties);

     (f)Indebtedness in respect of Capitalized Lease Liabilities to the extent permitted by Section 7.2.6;

     (g)Indebtedness of any Subsidiary of Bairnco (other than a New
Sub) owing to Bairnco or any other Subsidiary of Bairnco and unsecured Indebtedness of a Borrower owing to its Subsidiaries in all cases pledged to the Agent under the Loan Documents and evidenced by an Intercompany Note in the Agent's possession;

     (h)Subordinated Debt maturing after the Stated Maturity Date in the aggregate not in excess of Bairnco's consolidated stockholders' equity;

     (i)Indebtedness owing to (i) a Lender or an Affiliate of a Lender in respect of Indebtedness other than a Loan, which Indebtedness is cross-collateralized with the Loans contemplated hereby as long as (A) the aggregate amount of such Indebtedness available to be borrowed does not exceed $8,000,000, and (B) the aggregate amount of such Indebtedness outstanding at any time does not exceed $8,000,000; and (ii) Indebtedness owing to First Union National Bank ("FUNB") in respect of the letter of credit issued by FUNB for the benefit of Toronto Dominion Bank on the account of Bairnco in the amount of CAN$3,000,000 which indebtedness is cross-collateralized with the Loan contemplated hereby "FUNB Letter of Credit"); provided, however, that the caps on Indebtedness identified in subsection (i), clauses (A) and
(B), shall automatically increase (x) to $10,000,000, upon the expiration or termination of the FUNB Letter of Credit, and (y) dollar for dollar with each payment made by Bairnco to FUNB in respect of the FUNB Letter of Credit (taking into account the current rate of exchange for conversion of Canadian dollars to U.S. dollars); and

      (j)So long as at the time of incurrence thereof no Default or Event of Default has occurred and is continuing or would occur immediately after giving effect thereto, Bairnco and Arlon may from time to time after the Effective Date issue debt securities in aggregate principal amount not to exceed $25,000,000;
provided, that (i) such securities are privately placed, (ii) the terms of such Indebtedness (including the representations and warranties, covenants, events of default and other provisions thereof) are customary and appropriate for privately placed debt securities and no more restrictive or burdensome to Bairnco or Arlon than those of any other Indebtedness of Bairnco or Arlon and any scheduled prepayments thereof that are required before the stated Maturity Date have been approved by the Required Lenders, and (iii) the net proceeds of such Indebtedness in an aggregate amount in excess of $20,000,000 are applied in accordance with the provisions of Section 3.1.

     (k)Indebtedness of Bairnco in respect of guaranties by Bairnco of Indebtedness of Subsidiaries (other than New Subs) permitted under the foregoing clauses (a) through (j).
Notwithstanding   the   foregoing,  no  additional   Indebtedness
otherwise permitted by Subsections (c), (d), (f), (g), (h) or (i) shall be permitted if after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

     7.2.2 Liens. Each Borrower will not, and will not permit any of its Subsidiaries to, create incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

     (a)Liens securing payment of the Obligations, granted pursuant to any Loan Document;

     (b)Liens granted prior to the Effective Date to secure payment of Indebtedness of the type permitted and described in clause (b) of Section 7.2.1;

     (c)Liens granted to secure payment of Indebtedness of the type permitted and described in Section 7.2.1(d) and covering only those assets acquired with the proceeds of such Indebtedness;

     (d)Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

     (e)Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

     (f)Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

     (g)judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

     (h)Liens on assets of the Foreign Subsidiaries granted to secure Indebtedness of the Borrowers and their Subsidiaries in respect of foreign currency in an aggregate amount not to exceed
$12,000,000 permitted under Subsection 7.2.l(c) above;

     (i)Liens granted on the collateral security subject to the Lien of the Loan Documents to secure the Indebtedness permitted under Subsection 7.2.1(i) and (j) above; and

     (j)Liens on assets sold and leased back to secure Capitalized Lease Liabilities permitted under Subsection 7.2.1(f) above.

     7.2.3 Financial Condition.  The Borrowers will not permit:

     (a)Net Worth. Their Net Worth to be less than the sum of (i) $40,000,000, plus (ii) 60% of Cumulative Net Income plus (iii)
60% of the net cash proceeds of stock (other than the proceeds of the issuance of stock to directors or employees pursuant to the exercise of stock options) sold by Bairnco after December 31, 1999.

     (b)Debt/Capital Test. The ratio for Bairnco and its Subsidiaries of (i) all Consolidated Funded Debt to (ii) the sum of (A) Consolidated Funded Debt, plus (B) Stockholders'
Investment (the "Debt to Capital Ratio") to exceed 65% for any fiscal quarter ending on or before December 31, 2001 and 60% thereafter.

     (c)Interest Coverage Ratio. The ratio for Bairnco and its Subsidiaries of (i) consolidated earnings before deducting interest and taxes (excluding non-recurring gains and charges) to
(ii) consolidated interest expense for Indebtedness (including, without limitation, Subordinated Debt and Capitalized Lease Liabilities) (the "Interest Coverage Ratio") to be less than 2.50:1 for any Fiscal Quarter.

     In performing such calculations, the effect of the initial adjustments made by Bairnco and its Subsidiaries to comply with Statements of Financial Accounting Standards 106 and 109 shall be disregarded (i.e. all calculations to test compliance with the foregoing financial covenants shall be made after adding back or subtracting out the initial adjustments made in order to comply with such Statements of Financial Accounting Standards).

     7.2.4 Investments. Each Borrower will not, and will not permit any of its Subsidiaries to, make incur, assume or suffer to exist any Investment in any other Person, except:

     (a)Investments existing on the Effective Date and identified in
Item 7.2.4(a) of the Disclosure Schedule ("Ongoing Investments");

     (b)Cash Equivalent Investments;

     (c)without duplication, Investments permitted as Indebtedness pursuant to Section 7.2.1; and

     (d)Investments resulting from transactions permitted by Section
7.2.8;

     (e)equity Investments by any Borrower in any of its Obligor Subsidiaries, or by any such Obligor Subsidiary in any of its Obligor Subsidiaries, of (i) up to $10,500,000 in the aggregate in additional equity for the English Sub, the German Sub, the French Sub, and Atlantic Service Company, Ltd., and (ii) up to $10,000,000 in the aggregate in equity for newly-formed Subsidiaries of Bairnco or its Subsidiaries ("New Subs"); and

     (f)any other Investment approved in writing by the Required
Lenders;
     provided, however, that:

     (A)any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements;

     (B)no Investment otherwise permitted by Subsections (d) or (e) above shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing; and

     (C)no Obligor may incur any liabilities in respect of, nor additional Investments in, any New Sub; and no New Sub shall incur liabilities in an amount or engage in business for which it could be deemed thinly-capitalized.

     7.2.5 [INTENTIONALLY OMITTED]

     7.2.6 Rental Obligations. The Borrowers will not, and will not permit any of their Subsidiaries to, enter into at any time any arrangement which involves the leasing by any Borrower or any of its Subsidiaries from any lessor of any real or personal property (or any interest therein), except (i) Capitalized Lease Liabilities incurred in connection with a sale and leaseback of assets the net proceeds of which were applied to reduce the Commitment Amounts pursuant to Section 2.2.3, and (ii) arrangements which, together with all other such arrangements which shall then be in effect, will not require the payment in any Fiscal Year of an aggregate amount of rentals by the Borrowers and their Subsidiaries in excess of (excluding escalations resulting from a rise in the consumer price or similar index) the greater of (a) $10,000,000 or (b) 20% of consolidated stockholders' equity of Bairnco for such Fiscal Year; provided, however, that any calculation made for purposes of this Section shall exclude any amounts required to be expended for maintenance and repairs, insurance, taxes, assessments, and other similar charges.

     7.2.7 Take or Pay Contracts. Each Borrower will not, and will not permit any of its Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by such Borrower or such Subsidiary regardless of whether such materials, supplies, other property or services are delivered or furnished to it.

     7.2.8 Consolidation, Merger, etc.

     (a)Without the prior written consent of the Required Lenders, each Borrower will not, and will not permit any of its Subsidiaries to:

       (i)liquidate or dissolve;

       (ii)consolidate with, or merge into or with, any other corporation; or

       (iii)purchase or otherwise acquire all or substantially all of the stock or other ownership interests of any Person or all or substantially all of the assets of any Person (or of any division thereof).
     (b)Notwithstanding the prohibitions of Subsection (a) above:

       (i)any wholly-owned Subsidiary (other than any New Sub) may liquidate or dissolve voluntarily into, and may merge with and into, such Borrower or any other wholly-owned Subsidiary (other than any New Sub);

       (ii)all or substantially all of the assets or stock of any Subsidiary (other than any New Sub) may be purchased or otherwise acquired by any Borrower or any other wholly-owned Subsidiary (other than any New Sub);

       (iii)Borrowers and their Subsidiaries may make the Investment in the New Subs permitted under Section 7.2.4(e)(ii), and each New Sub may enter into any such transaction with a party other than a Borrower or another Subsidiary so long as after giving effect to such transaction such New Sub could not be deemed to be thinly capitalized;

       (iv)so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Bairnco, Arlon or Kasco or any Obligor may purchase substantially all of the assets of Signtech Corporation for an aggregate consideration, payable in cash, not to exceed $20,000,000 (the "Signtech Acquisition"); and

       (v)a Borrower or an Obligor may acquire the stock or assets of any other Person if no Default or Event of Default has occurred and is continuing or would result from the consummation thereof, and Bairnco and its Subsidiaries are in compliance on a pro forma basis with Section 7.2.3 for the Fiscal Quarter during which such acquisition occurs (determined as if such acquisition had occurred at the beginning of such period and on the basis of projections of earnings for such Fiscal Quarter that have been prepared by the Borrower in good faith and using reasonable assumptions) provided, however, that the aggregate purchase price of all acquisitions effected under this clause (v) (other than any acquisitions that the Required Lenders have subsequently agreed in writing may be excluded from this calculation) shall not exceed $15,000,000; provided, further, that any Person that becomes a Subsidiary of a Borrower or an Obligor under this provision shall promptly become party to the Guaranty, the Security Agreement and the Pledge Agreement, and delivers such supporting resolutions, incumbency certificates, organizational documents and opinions of counsel as the Agent may reasonably request, and deliver such documents and take such actions as the Agent may determine to be necessary or desirable in connection with the perfection of the security interests granted thereby.

     7.2.9 Asset Dispositions, etc. Each Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person, unless

     (a)such sale, transfer, lease, contribution or conveyance is in the ordinary course of its business or is permitted by Section 7.2.8; or

     (b)the net book value of such assets, together with the net book value of all other assets sold, transferred, leased, contributed or conveyed otherwise than in the ordinary course of business by all Borrowers or any of their Subsidiaries pursuant to this clause after December 31, 1999, does not exceed $5,000,000 in the aggregate for all Borrowers and their Subsidiaries; or

     (c)such sale is for fair market value for cash and the net proceeds thereof are applied in accordance with the provisions of Sections 2.2 and 3.1

     In connection with any such sale, transfer, lease, contribution or conveyance by a Borrower of collateral security subject to the Lien of the Loan Documents, the Agent alone, upon presentation by the Borrower to the Agent of appropriate evidence of the Borrowers' compliance with this Section 7.2.9, shall be authorized to release such collateral security from the Lien of the Loan Documents. Nothing in this Section 7.2.9 shall be construed to require any Borrower to obtain a release from the Agent for any sale, transfer, lease, contribution or conveyance by a Borrower in the ordinary course of business of collateral security subject to the Lien of the Loan Documents.

     7.2.10 Transactions with Affiliates. Each Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to such Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of such Borrower or such Subsidiary with a Person which is not one of its Affiliates.

     7.2.11 Negative Pledges, Restrictive Agreements,  etc.   Each
     Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness permitted either by clauses (c) or (d) of Section 7.2.1 as to the assets financed with the proceeds of such Indebtedness) prohibiting

     (a)the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired (except for restrictions contained in leases permitted under this Agreement with respect to the assets leased), or the ability of such Borrower or any other obligor to amend or otherwise modify this Agreement or any other Loan Document; or

     (b)the ability of any Subsidiary to make any payments, directly or indirectly, to such Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to such Borrower.

                            ARTICLE 8
                        EVENTS OF DEFAULT

SECTION  8.1 Listing  of  Events  of  Default.   Each   of   the
following  events  or occurrences described in this  Section  8.1 shall constitute an "Event of Default".

     8.1.1 Non-Payment of Obligations. Any Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan, or any Borrower shall default (and such default shall continue unremedied for a period of five days) in the payment when due of any commitment fee or of any other Obligation.

     8.1.2 Breach of Warranty. Any representation or warranty of any Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of any Borrower or any other Obligor to the Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article 5) is or shall be incorrect when made in any material respect.

     8.1.3 Non-Performance of Certain Covenants and Obligations. Any Borrower shall default in the due performance and observance of any of its obligations under Section 7.2.1, 7.2.2, 7.2.3, 7.2.4, 7.2.5, 7.2.6, 7.2.8, 7.2.9, or 7.2.11.

     8.1.4 Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to Bairnco by the Agent or any Lender.

     8.1.5 Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1 and Indebtedness comprised of trade payables disputed in good faith and as to which adequate reserves have been set aside by the related Obligor) of any Borrower or any of its Subsidiaries or any other Obligor having a principal amount, individually or in the aggregate, in excess of $250,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

     8.1.6 Judgments. Any judgment or order for the payment of money in excess of $250,000 shall be rendered against any Borrower or any of its Subsidiaries or any other Obligor and either

     (a)enforcement proceedings shall have been commenced by any creditor upon such judgment or order and not stayed within 10 days of commencement; or

     (b)there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

     8.1.7 Pension Plans. Any of the following events shall occur with respect to any Pension Plan

     (a)the institution of any steps by any Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, such Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such pension Plan, having a present value in excess of $500,000; or

     (b)a contribution failure occurs with respect to any Pension
Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

     8.1.8 Bankruptcy, Insolvency, etc. Any Borrower or any of its Subsidiaries having $3,000,000 or more in assets or in liabilities (a "Significant Subsidiary") or any other Obligor shall

     (a)become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

     (b)apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for such Borrower or any of its Subsidiaries or any other Obligor or any property of any thereof, or make a general assignment for the benefit of creditors;

     (c)in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for such Borrower or any of its Subsidiaries or any other obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that such Borrower, each Subsidiary and each other Obligor hereby expressly authorizes the Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

     (d)permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of such Borrower or any of its Subsidiaries or any other obligor, and, if any such case or proceeding is not commenced by such Borrower or such Subsidiary or such other Obligor, such case or proceeding shall be consented to or acquiesced in by such Borrower or such Subsidiary or such other Obligor or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that such Borrower, each Subsidiary and each other
Obligor hereby expressly authorizes the Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

     (e)take any corporate action authorizing, or in furtherance of, any of the foregoing.

     8.1.9 Impairment of Security, etc.. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; any Borrower, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by such Loan Document.

     8.1.10 Change of Control.  A Change of Control shall occur.

SECTION 8.2 Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) or Section 8.1.8 shall occur with respect to any Borrower or any Significant Subsidiary or any other Obligor, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

SECTION 8.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.8 with respect to any Borrower or any Significant Subsidiary or any other Obligor) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Required Lenders, shall by notice to Bairnco declare all or any portion of the outstanding principal amount of the Loans and other obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.


                            ARTICLE 9
                            THE AGENT

SECTION  9.1 Actions.   Each  Lender  hereby  appoints  Bank  of
America as its Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the  Agent  to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agent in any way relating to or arising out of the Agent's acting as Agent (and not as a Lender) under this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which the Agent is not reimbursed by the Borrowers; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from the Agent's gross negligence or willful misconduct. The Agent shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Agent shall be or become, in the Agent's determination, inadequate, the Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

SECTION 9.2 Funding Reliance, etc. Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender by 10:30 a.m., New York time, at least two days prior to a
Borrowing (in the case of Interbank Rate Loans), or by 11:30 a.m., New York time, on the day of a Borrowing (in the case of Reference Rate Loans), that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the related Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Agent, such Lender and the related Borrower severally agree to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Agent made such amount available to the related Borrower to the date such amount is repaid to the Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

SECTION 9.3 Exculpation. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Agent shall not obligate it to make any further inquiry or to take any action. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agent believes to be genuine and to have been presented by a proper Person.

SECTION 9.4 Successor. The Agent may resign as such at any time upon at least 30 days' prior notice to Bairnco and all Lenders. If the Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as the Agent, the provisions of

     (a)this Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement; and

     (b)Section 10.3 and Section 10.4 shall continue to inure to its benefit.

SECTION 9.5 Loans by Bank of America. Bank of America shall have the same rights and powers with respect to (x) the Loans made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Agent. Bank of America and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrowers or any Subsidiary or Affiliate of the Borrowers as if Bank of America were not the Agent hereunder.

SECTION 9.6 Credit Decisions. Each Lender acknowledges that it has, independently of the Agent and each other Lender, and based on such Lender's review of the financial information of the Borrowers, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

SECTION 9.7 Copies, etc. The Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Agent by any Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by such Borrower). The Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Agent from any Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement.

SECTION  9.8 Letter  of  Credit  Issuer.   Each  Lender   hereby
designates Bank of America as issuer of the Letters of Credit hereunder (in such capacity, the "Issuing Bank") and agrees that the Issuing Bank shall have all of the benefits and immunities
(i) provided to the Agent in this Article 9 with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Article 9, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

SECTION 9.9 Syndication Agent. Each Lender hereby designates SunTrust as Syndication Agent hereunder and grants to the Syndication Agent all of the benefits and immunities provided to the Agent in this Article 9 with respect to any actions of the Syndication Agent in its capacity as Syndication Agent hereunder as fully as if the term "Agent" as used in this Article 9 included the Syndication Agent. The Syndication Agent shall have no duties or obligations under or in respect of this Agreement after the Effective Date.


                           ARTICLE 10
                    MISCELLANEOUS PROVISIONS

SECTION 10.1 Waivers, Amendments, Collateral Releases, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, or any collateral security not authorized under Section 7.2.9 hereof to be sold, transferred, leased, contributed or conveyed by a Borrower may be released from the Lien of the Loan Documents, if such amendment, modification, waiver or release of collateral security is in writing and consented to by the Borrowers and the Required Lenders; provided, however, that no such amendment, modification, waiver or release of collateral security which would:

     (a)modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

     (b)modify this Section 10.1, change the definition of "Required Lenders", increase any Commitment Amount or the Percentage of any Lender, reduce any fees described in Article 3, release all or substantially all collateral security, except as otherwise specifically provided in any Loan Document, or extend any Commitment Termination Date shall be made without the consent of each Lender and each holder of a Note;

     (c)extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the holder of that Note evidencing such Loan;

     (d)affect adversely the interests, rights or obligations of the Agent in its capacity as the Agent shall be made without consent of the Agent;

     (e)amend, modify, or waive the financial covenants of the Borrowers set forth in Section 7.2.3 hereof shall be effective unless consented to by each Lender and each holder of a Note; or

     (f)affect adversely the interests, rights or obligations of Bank of America in its capacity as issuer of the Letters of Credit shall be made without the consent of Bank of America.
No failure or delay on the part of the Agent, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION  10.2 Notices.   All notices  and  other  communications
provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed, delivered or transmitted to such party at its address, telex or facsimile number set forth below its signature hereto or at such other address, telex or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted.

SECTION  10.3 Payment  of  Costs and  Expenses.   The  Borrowers
jointly and severally agree to pay on demand all expenses of the Agent (including the fees and out-of-pocket expenses of counsel to the Agent (including, without duplication, the allocated costs and out-of-pocket expenses of the Agent's staff counsel) and of local counsel, if any, who may be retained by counsel to the Agent) in connection with

     (a)the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated (but not in excess of $25,000 with respect to any transaction that is not consummated), and

     (b)the filing, recording, refiling or rerecording of the Pledge Agreement and the Security Agreement and/or any Uniform
Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Pledge Agreement or the Security
Agreement, and

     (c)the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document. The Borrowers further jointly and severally agree to pay, and to save the Agent and the Lenders harmless from all liability for, any stamp or other similar taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, or the issuance of the Notes or any other Loan Documents. The Borrowers also jointly and severally agree to reimburse the Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses (which may include, without duplication, the allocated costs and out-of-pocket expenses of staff counsel) incurred by the Agent or such Lender in connection with (x) the negotiation of any amendment or restructuring, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

SECTION   10.4 Indemnification.    In   consideration   of   the
execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrowers jointly and severally hereby indemnify, exonerate and hold the Agent and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

     (a)any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

     (b)the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of any Borrower as the result of any determination by the Required Lenders pursuant to Article
5 not to fund any Borrowing);

     (c)any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Agent or such Lender is party thereto;

     (d)any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by any Borrower or any of its Subsidiaries of any Hazardous Material; or

     (e)the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by any Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Borrower or such Subsidiary,
except  for  any  such Indemnified Liabilities  arising  for  the account  of  a  particular Indemnified Party  by  reason  of  the
relevant  Indemnified  Party'  s  gross  negligence  or   willful
misconduct.   If and to the extent that the foregoing undertaking
may be unenforceable for any reason, each Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

SECTION 10.5 Survival. The obligations of each Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Section 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by each obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

SECTION 10.6 Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 10.7 Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation or this Agreement or such other Loan Document or any provisions hereof or thereof.

SECTION  10.8 Execution  in  Counterparts,  Effectiveness   etc.
This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrowers and the Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrowers and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrowers and each Lender.

SECTION  10.9 Governing Law; Entire Agreement.   THIS  AGREEMENT
AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 10.10 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

     (a)the Borrowers may not assign or transfer their rights or obligations hereunder without the prior written consent of the Agent and all Lenders; and

     (b)the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

SECTION 10.11 Assignments; Participations.

     10.11.1 Assignments.   To the extent not  prohibited  by  any
     applicable law, any Lender,

     (a)with the written consent of the Agent (which the Agent shall not unreasonably withhold) may at any time assign and delegate to one or more commercial banks or governmental agencies or institutions or, with the written consent of the Agent and of Bairnco (which shall not be unreasonably withheld), to one or more funds or other financial institutions, and

     (b)with notice to the Borrowers and the Agent, but without the consent of the Borrowers or the Agent, may assign and delegate to any of its Affiliates or to any other Lender (each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made being hereinafter referred to as an "Eligible Assignee"), all or any fraction of such Lender's Loans, Commitments and interests in outstanding Letters of Credit (which assignment and delegation shall be of a constant, and not a varying, Percentage of all of the assigning Lender's Loans, Commitments and interests in outstanding Letters of Credit, adjusted, however, for Bank of America's sole participation and interest in the Foreign Loan Commitment); provided, (i) any such partial assignment shall not result in a reduction of such Lender's Loans, Commitments and interests in outstanding Letters of Credit being less than a minimum aggregate amount of $5,000,000; (ii) that prior to a Default and, except in the case of assignments to any other
Lender, in no event shall any assigning Lender make a partial assignment pursuant to this Section 10.11 if, after giving effect thereto, the aggregate amount of such assigning Lender's remaining Commitments would be less than $5,000,000; and
(iii) that any such Eligible Assignee will comply, if applicable, with the provisions contained in the last sentence of Section
4.6; and (iv) that the Borrowers and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Eligible Assignee until

     (A)written notice of such assignment and delegation, together with payment instructions, addresses, and related information with respect to such Eligible Assignee, shall have been given to the Borrowers and the Agent by such Lender and such Eligible Assignee,

     (B)such Eligible Assignee shall have executed and delivered to the Borrowers and the Agent an Assignment and Acceptance substantially in the form of Exhibit H hereto, and the same shall have been accepted by the Agent, and

     (C)the processing fees described below shall have been paid.

     From and after the date that the Agent accepts such Assignment and Acceptance, (x) the Eligible Assignee in connection with such Assignment and Acceptance, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assigning Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Assignment and Acceptance, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Agent has received an executed Assignment and Acceptance, the Borrowers shall execute and deliver to the Agent (for delivery to the relevant Eligible Assignee) new Notes evidencing such Eligible Assignee's assigned Loans and Commitments (if any) and, if the assigning Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the assigning Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender) . Each such Note shall be dated the date of the predecessor Notes. The assigning Lender shall mark the predecessor Notes "exchanged" and deliver them to the Borrowers. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Assignment and Acceptance. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assigning Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. such Eligible Assignee must also pay a processing fee to the Agent upon delivery of any Assignment and Acceptance in the amount of $3,500. Any attempted assignment and delegation not made in accordance with this Section 10.11.1 shall be null and void.

     10.11.2 Participations. Any Lender may at any time sell to one or more commercial banks, funds, or other Persons (each of such commercial banks, funds, and other Persons being herein called a "Participant") participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

     (a)no participation contemplated in this Section 10.11 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document,

     (b)such Lender shall remain solely responsible for the performance of its Commitments and such other obligations,

     (c)the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan
Documents,

     (d)no Participant shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (c) of
Section 10.1, and

     (e)the Borrower shall not be required to pay any amount under
Section 4.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

     The Borrowers acknowledge and agree that each Participant, for purposes of Sections 2.5, 4.3, 4.4, 4.5, 4.6, 4.8, 4.9,
     10.3, and 10.4, shall be considered a Lender.

SECTION  10.12 Other  Transactions.   Nothing  contained  herein
shall preclude the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrowers or any of their Affiliates in which the Borrowers or such Affiliate is not restricted hereby from engaging with any other Person.

SECTION 10.13 Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING
ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

     (I)  ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE
     JURISDICTION AND VENUE OF SUCH COURTS;

     (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

     (III)AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH
     PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR
     CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO IT AT ITS
     ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.2;

     (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE
     IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER ITSELF IN
     ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE
     CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

     (V)  AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS
     IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS
     AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

     (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 10.13
     RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND
     ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK
     GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

SECTION 10.14 Waiver of Jury Trial. THE AGENT, THE LENDERS AND THE BORROWERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE
BORROWERS. EACH BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

SECTION 10.15 Reaffirmation and Modification of Original Loan Documents. It is the intention of each of the parties hereto that the Original Agreement be amended and restated so as to preserve the perfection and priority of all security interests securing indebtedness under the Original Agreement and the other Loan Documents and that all indebtedness and obligations of the Borrowers and the guarantors hereunder and thereunder shall be secured by the Loan Documents and that this Agreement shall not constitute a novation of the obligations and liabilities existing under the Original Agreement or be deemed to evidence or constitute repayment of all or any portion of any such obligations or liabilities. The parties hereto further acknowledge and agree that this Agreement constitutes an amendment of the Original Agreement and of the 1992 Agreement made under the terms thereof.

SECTION 10.16 Situs of Documents. All documents to be executed and delivered in accordance with this Agreement shall be executed by the parties and delivered to the Agent outside of the State of Florida. In the absence of an Event of Default, all Notes delivered under the Original Agreement or included in the Loan Documents shall be maintained at a location outside the State of Florida and all payments due thereunder shall be payable through the Agent or, if payable directly to any Lender, shall be payable at a location outside the State of Florida.

SECTION 10.17 Modifications with respect to the Euro. The Agent may from time to time further modify the terms of, and practices contemplated by, this Agreement with respect to the Euro to the extent the Agent determines, in its reasonable discretion, that such modifications are necessary or convenient to reflect new laws, regulations, customs or practices developed in connection with the Euro. The Agent may effect such modifications, and this Agreement shall be deemed so amended, without the consent of any Borrower or the Lenders to the extent such modifications are not materially disadvantageous to the Borrowers and the Lenders, upon notice thereto.

The Agent shall not be liable to any party to this Agreement in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount denominated in the Euro or an NCU.